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                  NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC.

                         OPEN ACCESS TRANSMISSION TARIFF


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                                TABLE OF CONTENTS

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
I.    COMMON SERVICE PROVISIONS                                                                 0

      1      Definitions......................................................................  0

             1.1      Ancillary Services......................................................  0

             1.2      Annual Transmission Costs...............................................  0

             1.3      Application.............................................................  0

             1.4      Commission..............................................................  0

             1.5      Completed Application...................................................  0

             1.6      Control Area............................................................  0

             1.7      Curtailment.............................................................  0

             1.8      Delivering Party........................................................  1

             1.9      Designated Agent........................................................  1

             1.10     Direct Assignment Facilities............................................  1

             1.11     Eligible Customer.......................................................  2

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             1.12     Facilities Study........................................................  2

             1.13     Firm Point-To-Point Transmission Service................................  2

             1.14     Good Utility Practice...................................................  2

             1.15     Interruption............................................................  3

             1.16     Load Ratio Share........................................................  3

             1.17     Load Shedding...........................................................  3

             1.18     Local Distribution Facilities...........................................  3

             1.19     Long-Term Firm Point-To-Point Transmission Service......................  4

             1.20     Native Load Customers...................................................  4

             1.21     Network Customer........................................................  4

             1.22     Network Integration Transmission Service................................  4

             1.23     Network Load............................................................  4

             1.24     Network Operating Agreement.............................................  5

             1.25     Network Operating Committee.............................................  5

             1.26     Network Resource........................................................  5

             1.27     Network Upgrades........................................................  5

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             1.28     Non-Firm Point-To-Point Transmission Service............................  6

             1.29     Open Access Same-Time Information System (OASIS)........................  6

             1.30     Part I..................................................................  6

             1.31     Part II.................................................................  6

             1.32     Part III................................................................  6

             1.33     Parties.................................................................  6

             1.34     Point(s) of Delivery....................................................  7

             1.35     Point(s) of Receipt.....................................................  7

             1.36     Point-To-Point Transmission Service.....................................  7

             1.37     Power Purchaser.........................................................  7

             1.38     Receiving Party.........................................................  7

             1.39     Regional Transmission Group (RTG).......................................  8

             1.40     Reserved Capacity.......................................................  8

             1.41     Service Agreement.......................................................  8

             1.42     Service Commencement Date...............................................  8

             1.43     Short-Term Firm Point-To-Point Transmission Service.....................  8

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             1.44     System Impact Study.....................................................  8

             1.45     Third-Party Sale........................................................  9

             1.46     Transmission Customer...................................................  9

             1.47     Transmission Provider...................................................  9

             1.48     Transmission Provider's Transmission System Average Peak................  9

             1.49     Transmission Service.................................................... 10

             1.50     Transmission System..................................................... 10

      2      Initial Allocation and Renewal Procedures........................................ 10

             2.1      Initial Allocation of Available Transmission Capability................. 10

             2.2      Reservation Priority For Existing Firm Service Customers................ 11

      3      Ancillary Services............................................................... 11

             3.1      Scheduling, System Control and Dispatch Service......................... 13

             3.2      Reactive Supply and Voltage Control from Generation
                      Sources Service......................................................... 14

             3.3      Regulation and Frequency Response Service............................... 14

             3.4      Energy Imbalance Service................................................ 14

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             3.5      Operating Reserve - Spinning Reserve Service............................ 14

             3.6      Operating Reserve - Supplemental Reserve Service........................ 14

      4      Open Access Same-Time Information System (OASIS)................................. 14

      5      Local Furnishing Bonds........................................................... 14

             5.1      Transmission Providers That Own Facilities Financed by
                      Local Furnishing Bonds.................................................. 14

             5.2      Alternative Procedures for Requesting Transmission Service.............. 15

      6      Reciprocity...................................................................... 16

      7      Billing and Payment.............................................................. 17

             7.1      Billing Procedure....................................................... 17

             7.2      Interest on Unpaid Balances............................................. 17

             7.3      Customer Default........................................................ 18

      8      Accounting for the Transmission Provider's Use of the Tariff..................... 18

             8.1      Transmission Revenues................................................... 19

             8.2      Study Costs and Revenues................................................ 19

      9      Regulatory Filings............................................................... 19

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      10     Force Majeure and Indemnification................................................ 20

             10.1     Force Majeure........................................................... 20

             10.2     Indemnification......................................................... 20

      11     Creditworthiness................................................................. 21

      12     Dispute Resolution Procedures.................................................... 21

             12.1     Internal Dispute Resolution Procedures.................................. 21

             12.2     External Arbitration Procedures......................................... 22

             12.3     Arbitration Decisions................................................... 23

             12.4     Costs................................................................... 23

             12.5     Rights Under The Federal Power Act...................................... 24



II. POINT-TO-POINT TRANSMISSION SERVICE....................................................... 25

PREAMBLE...................................................................................... 25

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      13     Nature of Firm Point-To-Point Transmission Service............................... 25
             13.1     Term.................................................................... 25
             13.2     Reservation Priority.................................................... 26
             13.3     Use of Firm Transmission Service by the Transmission Provider........... 26
             13.4     Service Agreements...................................................... 26
             13.5     Transmission Customer Obligations for Facility Additions or
                      Redispatch Costs........................................................ 27
             13.6     Curtailment of Firm Transmission Service................................ 28
             13.7     Classification of Firm Transmission Service............................. 29
             13.8     Scheduling of Firm Point-To-Point Transmission Service.................. 30
      14     Nature of Non-Firm Point-To-Point Transmission Service........................... 32
             14.1     Term.................................................................... 32
             14.2     Reservation Priority.................................................... 32
             14.3     Use of Non-Firm Point-To-Point Transmission Service by the
                      Transmission Provider................................................... 33
             14.4     Service Agreements...................................................... 33
             14.5     Classification of Non-Firm Point-To-Point Transmission Service.......... 34
             14.6     Scheduling of Non-Firm Point-To-Point Transmission Service.............. 34
             14.7     Curtailment or Interruption of Service.................................. 35
      15     Service Availability............................................................. 37
             15.1     General Conditions...................................................... 37
             15.2     Determination of Available Transmission Capability...................... 37
             15.3     Initiating Service in the Absence of an Executed Service
                      Agreement............................................................... 38
             15.4     Obligation to Provide  Transmission  Service that Requires
                      Expansion or  Modification of the Transmission System................... 38
             15.5     Deferral of Service..................................................... 39
             15.6     Other Transmission Service Schedules.................................... 39
             15.7     Real Power Losses....................................................... 39
      16     Transmission Customer Responsibilities........................................... 40
             16.1     Conditions Required of Transmission Customers........................... 40
             16.2     Transmission Customer Responsibility for Third-Party
                      Arrangements............................................................ 41
      17     Procedures for Arranging Firm Point-To-Point Transmission Service................ 41
             17.1     Application............................................................. 42
             17.2     Completed Application................................................... 42
             17.3     Deposit................................................................. 43
             17.4     Notice of Deficient Application......................................... 45
             17.5     Response to a Completed Application..................................... 45
             17.6     Execution of Service Agreement.......................................... 46
             17.7     Extensions for Commencement of Service.................................. 46
      18     Procedures for Arranging Non-Firm Point-To-Point Transmission Service............ 47

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             18.1     Application............................................................. 47
             18.2     Completed Application................................................... 47
             18.3     Reservation of Non-Firm Point-To-Point Transmission
                      Service................................................................. 49
             18.4     Determination of Available Transmission Capability...................... 49
      19     Additional Study Procedures For Firm Point-To-Point Transmission
                      Service Requests........................................................ 49
             19.1     Notice of Need for System Impact Study.................................. 50
             19.2     System Impact Study Agreement and Cost Reimbursement.................... 50
             19.3     System Impact Study Procedures.......................................... 51
             19.4     Facilities Study Procedures............................................. 53
             19.5     Facilities Study Modifications.......................................... 54
             19.6     Due Diligence in Completing New Facilities.............................. 55
             19.7     Partial Interim Service................................................. 55
             19.8     Expedited Procedures for New Facilities................................. 55
      20     Procedures if The  Transmission  Provider is Unable to Complete
             New  Transmission  Facilities for Firm Point-To-Point
             Transmission Service............................................................. 56
             20.1     Delays in Construction of New Facilities................................ 56
             20.2     Alternatives to the Original Facility Additions......................... 57
             20.3     Refund Obligation for Unfinished Facility Additions..................... 58
      21     Provisions Relating to Transmission Construction and Services
             on the Systems of Other Utilities................................................ 58
             21.1     Responsibility for Third-Party System Additions......................... 58
             21.2     Coordination of Third-Party System Additions............................ 59
      22     Changes in Service Specifications................................................ 60
             22.1     Modifications On a Non-Firm Basis....................................... 60
             22.2     Modification On a Firm Basis............................................ 61
      23     Sale or Assignment of Transmission Service....................................... 61
             23.1     Procedures for Assignment or Transfer of Service........................ 61
             23.2     Limitations on Assignment or Transfer of Service........................ 62

      24     Metering and Power Factor Correction at Receipt and Delivery Points(s)........... 63
             24.1     Transmission Customer Obligations....................................... 63
             24.2     Transmission Provider Access to Metering Data........................... 64
             24.3     Power Factor............................................................ 64
      25     Compensation for Transmission Service............................................ 64
      26     Stranded Cost Recovery........................................................... 64
      27     Compensation for New Facilities and Redispatch Costs............................. 65

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III.  NETWORK INTEGRATION TRANSMISSION SERVICE................................................ 66

PREAMBLE...................................................................................... 66
      28     Nature of Network Integration Transmission Service............................... 66
             28.1     Scope of Service........................................................ 66
             28.2     Transmission Provider Responsibilities.................................. 67
             28.3     Network Integration Transmission Service................................ 67
             28.4     Secondary Service....................................................... 68
             28.5     Real Power Losses....................................................... 68
             28.6     Restrictions on Use of Service.......................................... 68
      29     Initiating Service............................................................... 69
             29.1     Condition Precedent for Receiving Service............................... 69
             29.2     Application Procedures.................................................. 69
             29.3     Technical Arrangements to be Completed Prior to
                      Commencement of Service................................................. 73
             29.4     Network Customer Facilities............................................. 73
             29.5     Filing of Service Agreement............................................. 74
      30     Network Resources................................................................ 74
             30.1     Designation of Network Resources........................................ 74
             30.2     Designation of New Network Resources.................................... 74
             30.3     Termination of Network Resources........................................ 74
             30.4     Operation of Network Resources.......................................... 75
             30.5     Network Customer Redispatch Obligation.................................. 75
             30.6     Transmission  Arrangements  for Network  Resources  Not
                      Physically  Interconnected  With The Transmission Provider.............. 75
             30.7     Limitation on Designation of Network Resources.......................... 76
             30.8     Use of Interface Capacity by the Network Customer....................... 76
             30.9     Network Customer Owned Transmission Facilities.......................... 76
      31     Designation of Network Load...................................................... 77
             31.1     Network Load............................................................ 77
             31.2     New Network Loads Connected With the Transmission Provider.............. 77
             31.3     Network Load Not Physically Interconnected with the
                      Transmission Provider................................................... 78
             31.4     New Interconnection Points.............................................. 78
             31.5     Changes in Service Requests............................................. 79
             31.6     Annual Load and Resource Information Updates............................ 79
      32     Additional Study Procedures For Network Integration Transmission
             Service Requests................................................................. 80
             32.1     Notice of Need for System Impact Study.................................. 80
             32.2     System Impact Study Agreement and Cost Reimbursement.................... 80
             32.3     System Impact Study Procedures.......................................... 81

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             32.4     Facilities Study Procedures............................................. 83
      33     Load Shedding and Curtailments................................................... 84
             33.1     Procedures.............................................................. 84
             33.2     Transmission Constraints................................................ 85
             33.3     Cost Responsibility for Relieving Transmission Constraints.............. 85
             33.4     Curtailments of Scheduled Deliveries.................................... 86
             33.5     Allocation of Curtailments.............................................. 86
             33.6     Load Shedding........................................................... 86
             33.7     System Reliability...................................................... 87
      34     Rates and Charges................................................................ 88
             34.1     Monthly Demand Charge................................................... 88
             34.2     Determination of Network Customer's Monthly Network Load................ 88
             34.3     Determination of Transmission Provider's Monthly
                      Transmission System Load................................................ 89
             34.4     Redispatch Charge....................................................... 89
             34.5     Stranded Cost Recovery.................................................. 90
      35     Operating Arrangements........................................................... 90
             35.1     Operation under The Network Operating Agreement......................... 90
             35.2     Network Operating Agreement............................................. 90
             35.3     Network Operating Committee............................................. 92

SCHEDULE 1.................................................................................... 93
      Scheduling, System Control and Dispatch Service......................................... 93

SCHEDULE 2.................................................................................... 94
      Reactive Supply and Voltage Control from Generation Sources Service..................... 94

SCHEDULE 3.................................................................................... 96
      Regulation and Frequency Response Service............................................... 96

SCHEDULE 4.................................................................................... 99
      Energy Imbalance Service................................................................ 99

SCHEDULE 5................................................................................... 101
      Operating Reserve - Spinning Reserve Service........................................... 101

SCHEDULE 6................................................................................... 102

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      Operating Reserve - Supplemental Reserve Service....................................... 102

SCHEDULE 7................................................................................... 104
      Long-Term Firm and Short-Term Firm Point-To-Point Transmission Service................. 104

SCHEDULE 8................................................................................... 110
      Non-Firm Point-To-Point Transmission Service........................................... 110

ATTACHMENT A................................................................................. (1)
      Form Of Service Agreement For Firm Point-To-Point Transmission Service................. (1)

ATTACHMENT B................................................................................. (6)
      Form Of Umbrella Service Agreement For Firm Point-To-Point Transmission Service........ (6)

ATTACHMENT C................................................................................ (11)
      Form of Service Agreement For Non-Firm Point-To-Point Transmission Service)........... (11)

ATTACHMENT D................................................................................ (16)
      Methodology To Assess Available Transmission Capability............................... (16)

ATTACHMENT E................................................................................ (18)
      Methodology For Completing A System Impact Study...................................... (18)

ATTACHMENT F................................................................................ (20)
      Index Of Point-To-Point Transmission Service Customers................................ (20)

ATTACHMENT G................................................................................ (21)
      Service Agreement For Network Integration Transmission Service........................ (21)

ATTACHMENT H................................................................................ (27)
      Form of Network Operating Agreement................................................... (27)

ATTACHMENT I................................................................................ (34)

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      Annual Transmission Revenue Requirement For Network Integration Transmission Service.. (34)

ATTACHMENT J................................................................................ (35)
      Index Of Network Integration Transmission Service Customers........................... (35)
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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.0

I.       COMMON SERVICE PROVISIONS

1        Definitions

         1.1 Ancillary Services: Those services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the Transmission Provider's Transmission System in accordance with Good Utility Practice.

         1.2 Annual Transmission Costs: The total annual cost of the Transmission System for purposes of Network Integration Transmission Service shall be the amount specified in Attachment I until amended by the Transmission Provider or modified by the Commission.

         1.3 Application: A request by an Eligible Customer for transmission service pursuant to the provisions of the Tariff.

         1.4      Commission: The Federal Energy Regulatory Commission.

         1.5 Completed Application: An Application that satisfies all of the information and other requirements of the Tariff, including any required deposit.

         1.6 Control Area: An electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:

                  (1) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from

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                           entities outside the electric power system(s), with
                           the load within the electric power system(s);

                  (2) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;

                  (3) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice; and

                  (4) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

         1.7 Curtailment: A reduction in firm or non-firm transmission service in response to a transmission capacity shortage as a result of system reliability conditions.

         1.8 Delivering Party: The entity supplying capacity and energy to be transmitted at Point(s) of Receipt.

         1.9 Designated Agent: Any entity that performs actions or functions on behalf of the Transmission Provider, an Eligible Customer, or the Transmission Customer required under the Tariff.

         1.10 Direct Assignment Facilities: Facilities or portions of facilities that are constructed by the Transmission Provider for the sole use/benefit of a particular Transmission Customer requesting service under the Tariff. Direct Assignment Facilities shall be specified in the Service Agreement that governs service to the Transmission Customer and shall be subject to

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                  Commission approval.

         1.11 Eligible Customer: (i) any electric utility (including the Transmission Provider and any power marketer), Federal power marketing agency, or any person generating electric energy for sale for resale; electric energy sold or produced by such entity may be electric energy produced in the United States, Canada or Mexico; however, such entity is not eligible for transmission service that would be prohibited by Section 212(h)(2) of the Federal Power Act; and (ii) any retail customer taking unbundled Transmission Service pursuant to a state retail access program or pursuant to a voluntary offer of unbundled retail transmission service by the Transmission Provider.

         1.12 Facilities Study: An engineering study conducted by the Transmission Provider to determine the required modifications to the Transmission Provider's Transmission System, including the cost and scheduled completion date for such modifications, that will be required to provide the requested transmission service.

         1.13 Firm Point-To-Point Transmission Service: Transmission Service under this Tariff that is reserved and/or scheduled between specified Points of Receipt and Delivery pursuant to Part II of this Tariff.

         1.14 Good Utility Practice: Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during

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                  the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

         1.15 Interruption: A reduction in non-firm transmission service due to economic reasons pursuant to Section 14.7.

         1.16 Load Ratio Share: Ratio of a Transmission Customer's Network Load to the Transmission Provider's total load computed in accordance with Sections 34.2 and 34.3 of the Network Integration Transmission Service under Part III the Tariff and calculated on a rolling basis.

         1.17 Load Shedding: The systematic reduction of system demand by temporarily decreasing load in response to transmission system or area capacity shortages, system instability, or voltage control considerations under Part III of the Tariff.

         1.18 Local Distribution Facilities: Local Distribution Facilities are those facilities on the Transmission Provider's transmission system which are rated at 69kV or lower and do not provide integrated network support to

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                  the Transmission Provider's electrical system.

         1.19 Long-Term Firm Point-To-Point Transmission Service: Firm Point-To-Point Transmission Service under Part Il of the Tariff with a term of one year or more.

         1.20 Native Load Customers: The wholesale and retail power customers of the Transmission Provider on whose behalf the Transmission Provider, by statute, franchise, regulatory requirement, or contract, has undertaken an obligation to construct and operate the Transmission Provider's system to meet the reliable electric needs of such customers.

         1.21 Network Customer: An entity receiving transmission service pursuant to the terms of the Transmission Provider's Network Integration Transmission Service under Part III of the Tariff.

         1.22 Network Integration Transmission Service: The transmission service provided under Part III of the Tariff.

         1.23 Network Load: The load that a Network Customer designates for Network Integration Transmission Service under Part III of the Tariff. The Network Customer's Network Load shall include all load served by the output of any Network Resources designated by the Network Customer. A Network Customer may elect to designate less than its total load as Network Load but may not designate only part of the load at a discrete Point of Delivery. Where an Eligible Customer has elected not to designate a particular load

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                  at discrete points of delivery as Network Load, the Eligible
                  Customer is responsible for making separate arrangements under Part Il of the Tariff for any Point-To-Point Transmission Service that may be necessary for such non-designated load.

         1.24 Network Operating Agreement: An executed agreement that contains the terms and conditions under which the Network Customer shall operate its facilities and the technical and operational matters associated with the implementation of Network Integration Transmission Service under Part III of the Tariff.

         1.25 Network Operating Committee: A group made up of representatives from the Network Customer(s) and the Transmission Provider established to coordinate operating criteria and other technical considerations required for implementation of Network Integration Transmission Service under Part III of this Tariff.

         1.26 Network Resource: Any designated generating resource owned or purchased by a Network Customer under the Network Integration Transmission Service Tariff. Network Resources do not include any resource, or any portion thereof, that is committed for sale to third parties or otherwise cannot be called upon to meet the Network Customer's Network Load on a non-interruptible basis.

         1.27 Network Upgrades: Modifications or additions to transmission-related

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                  facilities that are integrated with and support the
                  Transmission Provider's overall Transmission System for the general benefit of all users of such Transmission System.

         1.28 Non-Firm Point-To-Point Transmission Service: Point-To-Point Transmission Service under the Tariff that is reserved and scheduled on an as-available basis and is subject to Curtailment or Interruption as set forth in Section 14.7 under
                  Part II of this Tariff. Non-Firm Point-To-Point Transmission Service is available on a stand-alone basis for periods ranging from one hour to one month.

         1.29 Open Access Same-Time Information System (OASIS): The information system and standards of conduct contained in Part 37 of the Commission's regulations.

         1.30 Part I: Tariff Definitions and Common Service Provisions contained in Sections 2 through 12.

         1.31 Part II: Tariff Sections 13 through 27 pertaining to Point-To-Point Transmission Service in conjunction with the applicable Common Service Provisions of Part l and appropriate Schedules and Attachments.

         1.32 Part III: Tariff Sections 28 through 35 pertaining to Network Integration Transmission Service in conjunction with the applicable Common Service Provisions of Part I and appropriate Schedules and Attachments.

         1.33     Parties: The Transmission Provider and the Transmission
                  Customer

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                  receiving service under the Tariff.

         1.34 Point(s) of Delivery: Point(s) on the Transmission Provider's Transmission System where capacity and energy transmitted by the Transmission Provider will be made available to the Receiving Party under Part Il of the Tariff. The Point(s) of Delivery shall be specified in the Service Agreement.

         1.35 Point(s) of Receipt: Point(s) of interconnection on the Transmission Provider's Transmission System where capacity and energy will be made available to the Transmission Provider by the Delivering Party under Part Il of the Tariff. The Point(s) of Receipt shall be specified in the Service Agreement.

         1.36 Point-To-Point Transmission Service: The reservation and transmission of capacity and energy on either a firm or non-firm basis from the Point(s) of Receipt to the Point(s) of Delivery under Part Il of the Tariff.

         1.37 Power Purchaser: The entity that is purchasing the capacity and energy to be transmitted under the Tariff.

         1.38 Receiving Party: The entity receiving the capacity and energy transmitted by the Transmission Provider to Point(s) of Delivery.

         1.39 Regional Transmission Group (RTG): A voluntary organization of transmission owners, transmission users and other entities approved by the Commission to efficiently coordinate transmission planning (and

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                  expansion), operation and use on a regional (and
                  interregional) basis.

         1.40 Reserved Capacity: The maximum amount of capacity and energy that the Transmission Provider agrees to transmit for the Transmission Customer over the Transmission Provider's Transmission System between the Point(s) of Receipt and the Point(s) of Delivery under Part Il of the Tariff. Reserved Capacity shall be expressed in terms of whole megawatts on a sixty (60) minute interval (commencing on the clock hour) basis.

         1.41 Service Agreement: The initial agreement and any amendments or supplements thereto entered into by the Transmission Customer and the Transmission Provider for service under the Tariff.

         1.42 Service Commencement Date: The date the Transmission Provider begins to provide service pursuant to the terms of an executed Service Agreement, or the date the Transmission Provider begins to provide service in accordance with Section 15.3 or
                  Section 29.1 under the Tariff.

         1.43 Short-Term Firm Point-To-Point Transmission Service: Firm Point-To-Point Transmission Service under Part II of the Tariff with a term of less than one year.

         1.44 System Impact Study: An assessment by the Transmission Provider of (i) the adequacy of the Transmission System to accommodate a request for either Firm Point-To-Point Transmission Service or Network Integration

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                  Transmission Service and (ii) whether any additional costs may be incurred in order to provide transmission service.

         1.45 Third-Party Sale: Any sale for resale in interstate commerce to a Power Purchaser that is not designated as part of Network Load under the Network Integration Transmission Service that utilizes the Transmission Provider's system.

         1.46 Transmission Customer: Any Eligible Customer (or its Designated Agent) that (i) executes a Service Agreement, or
                  (ii) requests in writing that the Transmission Provider file with the Commission, a proposed unexecuted Service Agreement to receive transmission service under Part Il of the Tariff. This term is used in the Part l Common Service Provisions to include customers receiving transmission service under Part Il and Part Ill of this Tariff.

         1.47 Transmission Provider: The public utility (or its Designated Agent) that owns, controls, or operates facilities used for the transmission of electric energy in interstate commerce and provides transmission service under the Tariff. Southwestern Public Service Company (SPS) is the Control Area Operator for the transmission system owned by NewCorp Resources Electric Cooperative, Inc. (NewCorp), and SPS may be the Designated Agent for certain purposes under this tariff.

         1.48     Transmission Provider's Transmission System Average Peak: The

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.10

                  average of the monthly coincident-peak loads of the Transmission Provider's Transmission System for the three (3) coincident peak months of June, July, and August computed in accordance with Section 34.3 of the Network Integration Transmission Service under Part Ill of the Tariff. This value shall be calculated and become effective each October 1 through the following September 30.

         1.49 Transmission Service: Point-To-Point Transmission Service provided under Part Il of the Tariff on a firm and non-firm basis.

         1.50 Transmission System: The facilities owned, controlled or operated by the Transmission Provider that are used to provide transmission service under Part Il and Part Ill of the Tariff.

2        Initial Allocation and Renewal Procedures

         2.1 Initial Allocation of Available Transmission Capability: For purposes of determining whether existing capability on the Transmission Provider's Transmission System is adequate to accommodate a request for firm service under this Tariff, all Completed Applications for new firm transmission service received during the initial sixty (60) day period commencing with the effective date of the Tariff will be deemed to have been filed simultaneously. A lottery system conducted by an independent party shall be used to assign priorities for Completed Applications filed simultaneously. All Completed Applications for firm transmission service

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.11

                  received after the initial sixty (60) day period shall be assigned a priority pursuant to Section 13.2. Any Service Agreements currently in existence shall remain in effect and shall retain their priority if applicable.

         2.2      Reservation Priority For Existing Firm Service Customers:
                  Existing firm service customers (wholesale requirements and transmission~only, with a contract term of one-year or more), have the right to continue to take transmission service from the Transmission Provider when the contract expires, rolls over or is renewed. This transmission reservation priority is independent of whether the existing customer continues to purchase capacity and energy from the Transmission Provider or elects to purchase capacity and energy from another supplier. If at the end of the contract term, the Transmission Provider's Transmission System cannot accommodate all of the requests for transmission service the existing firm service customer must agree to accept a contract term at least equal to a competing request by any new Eligible Customer and to pay the current just and reasonable rate, as approved by the Commission, for such service. This transmission reservation priority for existing firm service customers is an ongoing right that may be exercised at the end of all firm contract terms of one-year or longer.

3        Ancillary Services

         Ancillary Services are needed with transmission service to maintain reliability

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.12

within and among the Control Areas affected by the transmission service. The Transmission Provider is required to provide (or offer to arrange with the local Control Area operator as discussed below), and the Transmission Customer is required to purchase, the following Ancillary Services (i) Scheduling, System Control and Dispatch, and (ii) Reactive Supply and Voltage Control from Generation Sources.

         The Transmission Provider is required to offer to provide (or offer to arrange with the local Control Area operator as discussed below) the following Ancillary Services only to the Transmission Customer serving load within the Transmission Provider's Control Area (i) Regulation and Frequency Response, (ii) Energy Imbalance, (iii) Operating Reserve - Spinning, and (iv) Operating Reserve - Supplemental. The Transmission Customer serving load within the Transmission Provider's Control Area is required to acquire these Ancillary Services, whether from the Transmission Provider, from a third party, or by self-supply. The Transmission Customer may not decline the Transmission Provider's offer of Ancillary Services unless it demonstrates that it has acquired the Ancillary Services from another source. The Transmission Customer must list in its Application which Ancillary Services it will purchase from the Transmission Provider.

         If the Transmission Provider is a public utility providing transmission service but is not a Control Area operator, it may be unable to provide some or all of the Ancillary Services. In this case, the Transmission Provider can fulfill its obligation to provide Ancillary Services by acting as the Transmission Customer's agent to secure these

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.13

Ancillary Services from the Control Area operator. NewCorp is not a Control Area operator. The Control Area Operator is SPS. The Transmission Customer may elect to (i) have the Transmission Provider act as its agent, (ii) secure the Ancillary Services directly from the Control Area operator, or (iii) secure the Ancillary Services (discussed in Schedules 3, 4, 5 and 6) from a third party or by self-supply when technically feasible.

         The Transmission Provider shall specify the rate treatment and all related terms and conditions in the event of an unauthorized use of Ancillary Services by the Transmission Customer.

         The specific Ancillary Services, prices and/or compensation methods are described on the Schedules that are attached to and made a part of the Tariff. If the Transmission Provider offers an affiliate a rate discount, or attributes a discounted Ancillary Service rate to its own transactions, the Transmission Provider must offer at the same time the same discounted Ancillary Service rate to all Eligible Customers. Information regarding any discounted Ancillary Service rates must be posted on the OASIS maintained by the Control Area Operator pursuant to Part 37 of the Commission's regulations. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner. Sections 3.1 through 3.6 below list the six Ancillary Services.

         3.1 Scheduling, System Control and Dispatch Service: The rates and/or methodology are described in Schedule 1.

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                                                                     Sheet No.14

         3.2      Reactive Supply and Voltage Control from Generation Sources
                  Service: The rates and/or methodology are described in
                  Schedule 2.

         3.3 Regulation and Frequency Response Service: Where applicable the rates and/or methodology are described in Schedule 3.

         3.4 Energy Imbalance Service: Where applicable the rates and/or methodology are described in Schedule 4.

         3.5 Operating Reserve - Spinning Reserve Service: Where applicable the rates and/or methodology are described in Schedule 5.

         3.6 Operating Reserve - Supplemental Reserve Service: Where applicable the rates and/or methodology are described in
                  Schedule 6.

4        Open Access Same-Time Information System (OASIS)

         Terms and conditions regarding Open Access Same-Time Information System and standards of conduct are set forth in 18 CFR Section 37 of the Commission's regulations (Open Access Same-Time Information System and Standards of Conduct for Public Utilities). In Docket No. 0A96-26-000, NewCorp was granted a waiver from the requirement to operate an OASIS. However, the Control Area Operator, SPS, operates an OASIS through the Southwest Power Pool (SPP), and information on services provided by the Control Area Operator, such as ancillary services, may be available through the SPP OASIS.

5        Local Furnishing Bonds

         5.1 Transmission Providers That Own Facilities Financed by Local Furnishing

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                                                                     Sheet No.15

                  Bonds: This provision is applicable only to Transmission Providers that have financed facilities for the local furnishing of electric energy with tax exempt bonds, as described in Section 142(f) of the Internal Revenue Code ("local furnishing bonds"). Notwithstanding any other provision of this Tariff, the Transmission Provider shall not be required to provide Transmission Service to any Eligible Customer pursuant to this Tariff if the provision of such Transmission Service would jeopardize the tax-exempt status of any local furnishing bond(s) used to finance the Transmission Provider's facilities that would be used in providing such Transmission Service.

         5.2      Alternative Procedures for Requesting Transmission Service:

                  (i) If the Transmission Provider determines that the provision of transmission service requested by an Eligible Customer would jeopardize the tax-exempt status of any local furnishing bond(s) used to finance its facilities that would be used in providing such transmission service, it shall advise the Eligible Customer within thirty (30) days of receipt of the Completed Application.

                  (ii) If the Eligible Customer thereafter renews its request for the same transmission service referred to in (i) by tendering an application under Section 211 of the Federal Power Act, the Transmission Provider, within ten (10) days of receiving a copy of the Section

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.16

                             211 application, will waive its rights to a request for service under Section 213(a) of the Federal Power Act and to the issuance of a proposed order under Section 212(c) of the Federal Power Act and shall provide the requested transmission service in accordance with the terms and conditions of this Tariff.

6        Reciprocity

         A Transmission Customer receiving transmission service under this Tariff agrees to provide comparable transmission service to the Transmission Provider on similar terms and conditions over facilities used for the transmission of electric energy in interstate commerce owned, controlled or operated by the Transmission Customer and over facilities used for the transmission of electric energy in interstate commerce owned, controlled or operated by the Transmission Customer's corporate affiliates. A Transmission Customer that is a member of a power pool or Regional Transmission Group also agrees to provide comparable transmission service to the members of such power pool and Regional Transmission Group on similar terms and conditions over facilities used for the transmission of electric energy in interstate commerce owned, controlled or operated by the Transmission Customer and over facilities used for the transmission of electric energy in interstate commerce owned, controlled or operated by the Transmission Customer's corporate affiliates. This reciprocity requirement also applies to any Eligible Customer that owns, controls or operates transmission facilities

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.17

that uses an intermediary, such as a power marketer, to request transmission service under the Tariff. If the Transmission Customer does not own, control or operate transmission facilities, it must include in its Application a sworn statement of one of its duly authorized officers or other representatives that the purpose of its Application is not to assist an Eligible Customer to avoid the requirements of this provision.

7        Billing and Payment

         7.1 Billing Procedure: Within a reasonable time after the first day of each month, the Transmission Provider shall submit an invoice to the Transmission Customer for the charges for all services furnished under the Tariff during the preceding month. The invoice shall be paid by the Transmission Customer within twenty (20) days of receipt. All payments shall be made in immediately available funds payable to the Transmission Provider, or by wire transfer to a bank named by the Transmission Provider.

         7.2 Interest on Unpaid Balances: Interest on any unpaid amounts (including amounts placed in escrow) shall be calculated in accordance with the methodology specified for interest on refunds in the Commission's regulations at 18 C.F.R. Section 35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the Transmission Provider.

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                                                                     Sheet No.18

         7.3 Customer Default: In the event the Transmission Customer fails, for any reason other than a billing dispute as described below, to make payment to the Transmission Provider on or before the due date as described above, and such failure of payment is not corrected within thirty (30) calendar days after the Transmission Provider notifies the Transmission Customer to cure such failure, a default by the Transmission Customer shall be deemed to exist. Upon the occurrence of a default, the Transmission Provider may initiate a proceeding with the Commission to terminate service but shall not terminate service until the Commission so approves any such request. In the event of a billing dispute between the Transmission Provider and the Transmission Customer, the Transmission Provider will continue to provide service under the Service Agreement as long as the Transmission Customer (i) continues to make all payments not in dispute, and (ii) pays into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute. If the Transmission Customer fails to meet these two requirements for continuation of service, then the Transmission Provider may provide notice to the Transmission Customer of its intention to suspend service in sixty (60) days, in accordance with Commission policy.

8        Accounting for the Transmission Provider's Use of the Tariff

         The Transmission Provider shall record the following amounts, as outlined below.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.19

         8.1 Transmission Revenues: Include in a separate operating revenue account or subaccount the revenues it receives from Transmission Service when making Third-Party Sales under Part Il of the Tariff.

         8.2 Study Costs and Revenues: Include in a separate transmission operating expense account or subaccount, costs properly chargeable to expense that are incurred to perform any System Impact Studies or Facilities Studies which the Transmission Provider conducts to determine if it must construct new transmission facilities or upgrades necessary for its own uses, including making Third-Party Sales under the Tariff; and include in a separate operating revenue account or subaccount the revenues received for System Impact Studies or Facilities Studies performed when such amounts are separately stated and identified in the Transmission Customer's billing under the Tariff.

9        Regulatory Filings

         Nothing contained in the Tariff or any Service Agreement shall be construed as affecting in any way the right of the Transmission Provider to unilaterally make application to the Commission for a change in rates, terms and conditions, charges, classification of service, Service Agreement, rule or regulation under Section 205 of the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

         Nothing contained in the Tariff or any Service Agreement shall be construed as

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.20

affecting in any way the ability of any Party receiving service under the Tariff to exercise its rights under the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

10       Force Majeure and Indemnification

         10.1 Force Majeure: An event of Force Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any Curtailment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, or any other cause beyond a Party's control. Neither the Transmission Provider nor the Transmission Customer will be considered in default as to any obligation under this Tariff if prevented from fulfilling the obligation due to an event of Force Majeure. However, a Party whose performance under this Tariff is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under this Tariff.

         10.2 Indemnification: The Transmission Customer shall at all times indemnify, defend, and save the Transmission Provider harmless from, any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising out of or resulting from the

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.21

                  Transmission Provider's performance of its obligations under this Tariff on behalf of the Transmission Customer, except in cases of negligence or intentional wrongdoing by the Transmission Provider.

11       Creditworthiness

         For the purpose of determining the ability of the Transmission Customer to meet its obligations related to service hereunder, the Transmission Provider may require reasonable credit review procedures. This review shall be made in accordance with standard commercial practices. In addition, the Transmission Provider may require the Transmission Customer to provide and maintain in effect during the term of the Service Agreement, an unconditional and irrevocable letter of credit as security to meet its responsibilities and obligations under the Tariff, or an alternative form of security proposed by the Transmission Customer and acceptable to the Transmission Provider and consistent with commercial practices established by the Uniform Commercial Code that protects the Transmission Provider against the risk of non-payment.

12       Dispute Resolution Procedures

         12.1 Internal Dispute Resolution Procedures: Any dispute between a Transmission Customer and the Transmission Provider involving Transmission Service under the Tariff (excluding applications for rate changes or other changes to the Tariff, or to any Service Agreement entered into under the Tariff, which shall be presented directly to the Commission for resolution) shall be referred to a designated senior

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.22

                  representative of the Transmission Provider and a senior representative of the Transmission Customer for resolution on an informal basis as promptly as practicable. In the event the designated representatives are unable to resolve the dispute within thirty (30) days [or such other period as the Parties may agree upon] by mutual agreement, such dispute may be submitted to arbitration and resolved in accordance with the arbitration procedures set forth below.

         12.2 External Arbitration Procedures: Any arbitration initiated under the Tariff shall be conducted before a single neutral arbitrator appointed by the Parties. If the Parties fail to agree upon a single arbitrator within ten (10) days of the referral of the dispute to arbitration, each Party shall choose one arbitrator who shall sit on a three-member arbitration panel. The two arbitrators so chosen shall within twenty (20) days select a third arbitrator to chair the arbitration panel. In either case, the arbitrators shall be knowledgeable in electric utility matters, including electric transmission and bulk power issues, and shall not have any current or past substantial business or financial relationships with any party to the arbitration (except prior arbitration). The arbitrator(s) shall provide each of the Parties an opportunity to be heard and, except as otherwise provided herein, shall generally conduct the arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and any

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.23

                  applicable Commission regulations or Regional Transmission Group rules.

         12.3 Arbitration Decisions: Unless otherwise agreed, the arbitrator(s) shall render a decision within ninety (90) days of appointment and shall notify the Parties in writing of such decision and the reasons therefor. The arbitrator(s) shall be authorized only to interpret and apply the provisions of the Tariff and any Service Agreement entered into under the Tariff and shall have no power to modify or change any of the above in any manner. The decision of the arbitrator(s) shall be final and binding upon the Parties, and judgment on the award may be entered in any court having jurisdiction. The decision of the arbitrator(s) may be appealed solely on the grounds that the conduct of the arbitrator(s), or the decision itself, violated the standards set forth in the Federal Arbitration Act and/or the Administrative Dispute Resolution Act. The final decision of the arbitrator must also be filed with the Commission if it affects jurisdictional rates, terms and conditions of service or facilities.

         12.4 Costs: Each Party shall be responsible for its own costs incurred during the arbitration process and for the following costs, if applicable:

                  (A) the cost of the arbitrator chosen by the Party to sit on the three member panel and one half of the cost of the third arbitrator chosen; or

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.24

                  (B) one half the cost of the single arbitrator jointly chosen by the Parties.

         12.5 Rights Under The Federal Power Act: Nothing in this section shall restrict the rights of any party to file a Complaint with the Commission under relevant provisions of the Federal Power Act.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.25

II       POINT-TO-POINT TRANSMISSION SERVICE

Preamble

         The Transmission Provider will provide Firm and Non-Firm Point-To-Point Transmission Service pursuant to the applicable terms and conditions of this Tariff. Point-To-Point Transmission Service is for the receipt of capacity and energy at designated Point(s) of Receipt and the transmission of such capacity and energy to designated Point(s) of Delivery.

13       Nature of Firm Point-To-Point Transmission Service

         13.1 Term: The minimum term of Firm Point-To-Point Transmission Service shall be one hour and the maximum term shall be specified in the Service Agreement.

         13.2 Reservation Priority: Long-Term Firm Point-To-Point Transmission Service shall be available on a first-come, first-served basis I.E., in the chronological sequence in which each Transmission Customer has reserved service. Reservations for Short-Term Firm Point-To-Point Transmission Service will be conditional based upon the length of the requested transaction. If the Transmission System becomes oversubscribed, requests for longer term service may preempt requests for shorter term service up to the following deadlines; one day before the commencement of daily service, one week before the commencement of weekly service, and one month before the commencement of monthly

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.26

                  service. Before the deadline, if available transmission capability is insufficient to satisfy all Applications, an Eligible Customer with a reservation for shorter term service has the right of first refusal to match any longer term reservation before losing its reservation priority. After the deadline, service will commence pursuant to the terms of Part II of the Tariff. Firm Point-To-Point Transmission Service will always have a reservation priority over Non-Firm Point-To-Point Transmission Service under the Tariff. All Long-Term Firm Point-To-Point Transmission Service will have equal reservation priority with Native Load Customers and Network Customers. Reservation priorities for existing firm service customers are provided in Section 2.2.

         13.3     Use of Firm Transmission Service by the Transmission Provider:
                  The Transmission Provider will be subject to the rates, terms and conditions of Part Il of the Tariff when making Third-Party Sales under (i) agreements executed on or after July 9, 1996 or (ii) agreements executed prior to the aforementioned date that the Commission requires to be unbundled, by the date specified by the Commission. The Transmission Provider will maintain separate accounting, pursuant to Section 8, for any use of the Point-To-Point Transmission Service to make Third-Party Sales.

         13.4 Service Agreements: The Transmission Provider shall offer a standard form Firm Point-To-Point Transmission Service Agreement (Attachment A)

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.27

                  to an Eligible Customer when it submits a Completed Application for Firm Point-To-Point Transmission Service. Executed Service Agreements that contain the information required under the Tariff shall be filed with the Commission in compliance with applicable Commission regulations.

         13.5 Transmission Customer Obligations for Facility Additions or Redispatch Costs: In cases where the Transmission Provider determines that the Transmission System is not capable of providing Firm Point-To-Point Transmission Service without (1) degrading or impairing the reliability of service to Native Load Customers, Network Customers and other Transmission Customers taking Firm Point-To-Point Transmission Service, or
                  (2) interfering with the Transmission Provider's ability to meet prior firm contractual commitments to others, the Transmission Provider will be obligated to expand or upgrade its Transmission System pursuant to the terms of Section 15.4. The Transmission Customer must agree to compensate the Transmission Provider for any necessary transmission facility additions pursuant to the terms of Section 27. To the extent the Transmission Provider can relieve any system constraint more economically by redispatching the Transmission Provider's resources than through constructing Network Upgrades, it shall do so, provided that the Eligible Customer agrees to compensate the Transmission Provider pursuant to the terms of
                  Section 27. Any redispatch, Network Upgrade or

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.28

                  Direct Assignment Facilities costs to be charged to the Transmission Customer under the Tariff will be specified in the Service Agreement prior to initiating service.

         13.6 Curtailment of Firm Transmission Service: In the event that a Curtailment on the Transmission Provider's Transmission System, or a portion thereof, is required to maintain reliable operation of such system, Curtailments will be made on a non-discriminatory basis to the transaction(s) that effectively relieve the constraint. If multiple transactions require Curtailment, to the extent practicable and consistent with Good Utility Practice, Curtailments will be proportionally allocated among the Transmission Provider's Native Load Customers, Network Customers, and Transmission Customers taking Firm Point-To-Point Transmission Service. All Curtailments will be made on a nondiscriminatory basis, however, Non-Firm Point-To-Point Transmission Service shall be subordinate to Firm Transmission Service. When the Transmission Provider determines that an electrical emergency exists on its Transmission System and implements emergency procedures to Curtail Firm Transmission Service, the Transmission Customer shall make the required reductions upon request of the Transmission Provider. However, the Transmission Provider reserves the right to Curtail, in whole or in part, any Firm Transmission Service provided under the Tariff when,

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.29

                  in the Transmission Provider's sole discretion, an emergency or other unforeseen condition impairs or degrades the reliability of its Transmission System. The Transmission Provider will notify all affected Transmission Customers in a timely manner of any scheduled Curtailments.

         13.7     Classification of Firm Transmission Service:

                  (a) The Transmission Customer taking Firm Point-To-Point Transmission Service may (1) change its Receipt and Delivery Points to obtain service on a non-firm basis consistent with the terms of
                             Section 22.1 or (2) request a modification of the Points of Receipt or Delivery on a firm basis pursuant to the terms of Section 22.2.

                  (b) The Transmission Customer may purchase transmission service to make sales of capacity and energy from multiple generating units that are on the Transmission Provider's Transmission System. For such a purchase of transmission service, the resources will be designated as multiple Points of Receipt, unless the multiple generating units are at the same generating plant in which case the units would be treated as a single Point of Receipt.

                  (c) The Transmission Provider shall provide firm deliveries of capacity and energy from the Point(s) of Receipt to the Point(s) of Delivery.


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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.30

                           Each Point of Receipt at which firm transmission capacity is reserved by the Transmission Customer shall be set forth in the Firm Point-To-Point Service Agreement along with a corresponding capacity reservation associated with each Point of Receipt. Each Point of Delivery at which firm transmission capacity is reserved by the Transmission Customer shall be set forth in the Firm Point-To-Point Service Agreement along with a corresponding capacity reservation associated with each Point of Delivery. The greater of either (1) the sum of the capacity reservations at the Point(s) of Receipt, or (2) the sum of the capacity reservations at the Point(s) of Delivery shall be the Transmission Customer's Reserved Capacity. The Transmission Customer will be billed for its Reserved Capacity under the terms of
                           Schedule 7. The Transmission Customer may not exceed its firm capacity reserved at each Point of Receipt and each Point of Delivery except as otherwise specified in Section 22. The Transmission Provider shall specify the rate treatment and all related terms and conditions applicable in the event that a Transmission Customer (including Third-Party Sales by the Transmission Provider) exceeds its firm reserved capacity at any Point of Receipt or Point of Delivery.

         13.8     Scheduling of Firm Point-To-Point Transmission Service:
                  Schedules for

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.31

                  the Transmission Customer's Firm Point-To-Point Transmission Service must be submitted to the Transmission Provider no later than 11:00 A.M. of the day prior to commencement of such service provided that schedules for Sundays, Mondays and holidays should be delivered by 11:00 a.m. on Friday or the regular business day immediately preceding. Schedules submitted after 11:00 a.m. will be accommodated, if practicable. Hour-to-hour schedules of any capacity and energy that is to be delivered must be stated in increments of 1,000 kW per hour. Transmission Customers within the Transmission Provider's service area with multiple requests for Transmission Service at a Point of Receipt, each of which is under 1,000 kW per hour, may consolidate their service requests at a common point of receipt into units of 1,000 kW per hour for scheduling and billing purposes. Scheduling changes will be permitted up to TWENTY (20) MINUTES before the start of the next clock hour provided that the Delivering Party and Receiving Party also agree to the schedule modification. The Transmission Provider will furnish to the Delivering Party's system operator, hour-to-hour schedules equal to those furnished by the Receiving Party (unless reduced for losses) and shall deliver the capacity and energy provided by such schedules. Should the Transmission Customer, Delivering Party or Receiving Party revise or terminate any schedule, such party shall immediately notify the

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.32

                  Transmission Provider, and the Transmission Provider shall have the right to adjust accordingly the schedule for capacity and energy to be received and to be delivered.

14       Nature of Non-Firm Point-To-Point Transmission Service

         14.1 Term: Non-Firm Point-To-Point Transmission Service will be available for periods ranging from one (1) hour to one (1) month. However, a Purchaser of Non-Firm Point-To-Point Transmission Service will be entitled to reserve a sequential term of service (such as a sequential monthly term without having to wait for the initial term to expire before requesting another monthly term) so that the total time period for which the reservation applies is greater than one month, subject to the requirements of Section 18.3.

         14.2 Reservation Priority: Non-Firm Point-To-Point Transmission Service shall be available from transmission capability in excess of that needed for reliable service to Native Load Customers, Network Customers and other Transmission Customers taking Long-Term and Short-Term Firm Point To-Point Transmission Service. A higher priority will be assigned to reservations with a longer duration of service. In the event the Transmission System is constrained, competing requests of equal duration will be prioritized based on the highest price offered by the Eligible Customer for the Transmission Service. Eligible Customers that

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.33

                  have already reserved shorter term service have the right of first refusal to match any longer term reservation before being preempted. Transmission service for Network Customers from resources other than designated Network Resources will have a higher priority than any Non-Firm Point-To-Point Transmission Service. Non-Firm Point-To-Point Transmission Service over secondary Point(s) of Receipt and Point(s) of Delivery will have the lowest reservation priority under the Tariff.

         14.3 Use of Non-Firm Point-To-Point Transmission Service by the Transmission Provider: The Transmission Provider will be subject to the rates, terms and conditions of Part II of the Tariff when making Third-Party Sales under (i) agreements executed on or after July 9,1996 or (ii) agreements executed prior to the aforementioned date that the Commission requires to be unbundled, by the date specified by the Commission. The Transmission Provider will maintain separate accounting, pursuant to Section 8, for any use of Non-Firm Point-To-Point Transmission Service to make Third-Party Sales.

         14.4 Service Agreements: The Transmission Provider shall offer a standard form Non-Firm Point-To-Point Transmission Service Agreement (Attachment C) to an Eligible Customer when it first submits a Completed Application for Non-Firm Point-To-Point Transmission Service pursuant to the Tariff. Executed Service Agreements that contain the information

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.34

                  required under the Tariff shall be filed with the Commission in compliance with applicable Commission regulations.

         14.5     Classification of Non-Firm Point-To-Point Transmission
                  Service: Non-Firm Point-To-Point Transmission Service shall be offered under terms and conditions contained in Part II of the Tariff. The Transmission Provider undertakes no obligation under the Tariff to plan its Transmission System in order to have sufficient capacity for Non-Firm Point-To-Point Transmission Service. Parties requesting Non-Firm Point-To-Point Transmission Service for the transmission of firm power do so with the full realization that such service is subject to availability and to Curtailment or Interruption under the terms of the Tariff. The Transmission Provider shall specify the rate treatment and all related terms and conditions applicable in the event that a Transmission Customer (including Third-Party Sales by the Transmission Provider) exceeds its non-firm capacity reservation. Non-Firm Point-To-Point Transmission Service shall include transmission of energy on an hourly basis and transmission of scheduled short-term capacity and energy on a daily, weekly, or monthly basis, but not to exceed one month's reservation for any one Application, under Schedule 8.

         14.6     Scheduling of Non-Firm Point-To-Point Transmission Service:
                  Schedules for Non-Firm Point-To-Point Transmission Service must be submitted to

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.35

                  the Transmission Provider no later than 2:00 p.m. of the day prior to commencement of such service. Schedules submitted after 2:00 p.m. will be accommodated, if practicable. Hour-to-hour schedules of energy that is to be delivered must be stated in increments of 1,000 kW per hour. Transmission Customers within the Transmission Provider's service area with multiple requests for Transmission Service at a Point of Receipt, each of which is under 1,000 kW per hour, may consolidate their schedules at a common Point of Receipt into units of 1,000 kW per hour. Scheduling changes will be permitted up to TWENTY (20) MINUTES before the start of the next clock hour provided that the Delivering Party and Receiving Party also agree to the schedule modification. The Transmission Provider will furnish to the Delivering Party's system operator, hour-to-hour schedules equal to those furnished by the Receiving Party (unless reduced for losses) and shall deliver the capacity and energy provided by such schedules. Should the Transmission Customer, Delivering Party or Receiving Party revise or terminate any schedule, such party shall immediately notify the Transmission Provider, and the Transmission Provider shall have the right to adjust accordingly the schedule for capacity and energy to be received and to be delivered.

         14.7 Curtailment or Interruption of Service: The Transmission Provider reserves the right to Curtail, in whole or in part, Non-Firm Point-To-Point

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                                                                     Sheet No.36

                  Transmission Service provided under the Tariff for reliability reasons when, an emergency or other unforeseen condition threatens to impair or degrade the reliability of its Transmission System. The Transmission Provider reserves the right to Interrupt, in whole or in part, Non-Firm Point-To-Point Transmission Service provided under the Tariff for economic reasons in order to accommodate (1) a request for Firm Transmission Service, (2) a request for Non-Firm Point-To-Point Transmission Service of greater duration,
                  (3) a request for Non-Firm Point-To-Point Transmission
                  Service of equal duration with a higher price, or (4) transmission service for Network Customers from non-designated resources. The Transmission Provider also will discontinue or reduce service to the Transmission Customer to the extent that deliveries for transmission are discontinued or reduced at the Point(s) of Receipt. Where required, Curtailments or Interruptions will be made on a nondiscriminatory basis to the transaction(s) that effectively relieve the constraint, however, Non-Firm Point-To-Point Transmission Service shall be subordinate to Firm Transmission Service. If multiple transactions require Curtailment or Interruption, to the extent practicable and consistent with Good Utility Practice, Curtailments or Interruptions will be made to transactions of the shortest term (E.G., hourly non-firm transactions will be Curtailed or Interrupted before daily non-firm

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.37

                  transactions and daily non-firm transactions will be Curtailed or Interrupted before weekly non-firm transactions). Transmission service for Network Customers from resources other than designated Network Resources and Non-Firm Transmission Service for the Transmission Provider's purchases to serve its Native Load Customers will have a higher priority than any Non-Firm Point-To-Point Transmission Service under the Tariff. Non-Firm Point-To-Point Transmission Service over secondary Point(s) of Receipt and Point(s) of Delivery will have a lower priority than any Non-Firm Point-To-Point Transmission Service under the Tariff. The Transmission Provider will provide advance notice of Curtailment or Interruption where such notice can be provided consistent with Good Utility Practice.

15       Service Availability

         15.1 General Conditions: The Transmission Provider will provide Firm and Non-Firm Point-To-Point Transmission Service over, on or across its Transmission System to any Transmission Customer that has met the requirements of Section 16.

         15.2 Determination of Available Transmission Capability: A description of the Transmission Provider's specific methodology for assessing available transmission capability is contained in Attachment D of the Tariff. In the event sufficient transmission capability may not exist to accommodate a

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                                                                     Sheet No.38

                  service request, the Transmission Provider will respond by performing a System Impact Study.

         15.3     Initiating Service in the Absence of an Executed Service
                  Agreement: If the Transmission Provider and the Transmission Customer requesting Firm or Non-Firm Point-To-Point Transmission Service cannot agree on all the terms and conditions of the Point-To-Point Service Agreement, the Transmission Provider shall file with the Commission, within thirty (30) days after the date the Transmission Customer provides written notification directing the Transmission Provider to file, an unexecuted Point-To-Point Service Agreement containing terms and conditions deemed appropriate by the Transmission Provider for such requested Transmission Service. The Transmission Provider shall commence providing Transmission Service subject to the Transmission Customer agreeing to (i) compensate the Transmission Provider at whatever rate the Commission ultimately determines to be just and reasonable, and (ii) comply with the terms and conditions of the Tariff including posting appropriate security deposits in accordance with the terms of Section 17.3.

         15.4 Obligation to Provide Transmission Service that Requires Expansion or Modification of the Transmission System: If the Transmission Provider determines that it cannot accommodate a Completed Application for Firm

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                                                                     Sheet No.39

                  Point-To-Point Transmission Service because of insufficient capability on its Transmission System, the Transmission Provider will use due diligence to expand or modify its Transmission System to provide the requested Firm
                  Transmission Service, provided the Transmission Customer agrees to compensate the Transmission Provider for such costs pursuant to the terms of Section 27. The Transmission Provider will conform to Good Utility Practice in determining the need for new facilities and in the design and construction of such facilities. The obligation applies only to those facilities that the Transmission Provider has the right to expand or modify.

         15.5 Deferral of Service: The Transmission Provider may defer providing service until it completes construction of new transmission facilities or upgrades needed to provide Firm Point-To-Point Transmission Service whenever the Transmission Provider determines that providing the requested service would, without such new facilities or upgrades, impair or degrade reliability to any existing firm services.

         15.6 Other Transmission Service Schedules: Eligible Customers receiving transmission service under other agreements on file with the Commission may continue to receive transmission service under those agreements until such time as those agreements may be modified by the Commission.

         15.7 Real Power Losses: Real Power Losses are associated with all transmission service. The Transmission Provider is not obligated to

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.40

                  provide Real Power Losses. The Transmission Customer is responsible for replacing losses associated with all transmission service as calculated by the Transmission Provider. The applicable Real Power Loss factors are as follows:

                             Energy Related Loss Factor                1.036984

                             Demand Related Loss Factor                1.044863

                  The loss factors for Direct Assignment Facilities shall be determined on a case by case basis.

16       Transmission Customer Responsibilities

         16.1 Conditions Required of Transmission Customers: Point-To-Point Transmission Service shall be provided by the Transmission Provider only if the following conditions are satisfied by the Transmission Customer:

                  a. The Transmission Customer has pending a Completed Application for service;

                  b. The Transmission Customer meets the creditworthiness criteria set forth in Section 11;

                  c. The Transmission Customer will have arrangements in place for any other transmission service necessary to effect the delivery from the generating source to the Transmission Provider prior to the time service under
                           Part Il of the Tariff commences;

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                                                                     Sheet No.41

                  d. The Transmission Customer agrees to pay for any facilities constructed and chargeable to such Transmission Customer under Part Il of the Tariff, whether or not the Transmission Customer takes service for the full term of its reservation; and

                  e. The Transmission Customer has executed a Point-To-Point Service Agreement or has agreed to receive service pursuant to Section 15.3.

         16.2     Transmission Customer Responsibility for Third-Party
                  Arrangements: Any scheduling arrangements that may be required by other electric systems shall be the responsibility of the Transmission Customer requesting service. The Transmission Customer shall provide, unless waived by the Transmission Provider, notification to the Transmission Provider identifying such systems and authorizing them to schedule the capacity and energy to be transmitted by the Transmission Provider pursuant to Part Il of the Tariff on behalf of the Receiving Party at the Point of Delivery or the Delivering Party at the Point of Receipt. However, the Transmission Provider will undertake reasonable efforts to assist the Transmission Customer in making such arrangements, including without limitation, providing any information or data required by such other electric system pursuant to Good Utility Practice.

17       Procedures for Arranging Firm Point-To-Point Transmission Service

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                                                                     Sheet No.42

         17.1 Application: A request for Firm Point-To-Point Transmission Service for periods of one year or longer must contain a written Application to: NewCorp Resources Electric Cooperative, Inc., Vice President of Engineering and Operations, P. O. Box 1261, Amarillo, TX 79170, at least sixty
                  (60) days in advance of the calendar month in which service is to commence. The Transmission Provider will consider requests for such firm service on shorter notice when feasible. Requests for firm service for periods of less than one year shall be subject to expedited procedures that shall be negotiated between the Parties within the time constraints provided in Section 17.5. A Completed Application may be submitted by (i) transmitting the required information to the Transmission Provider by telefax, or (ii) providing the information by telephone over the Transmission Provider's time recorded telephone line. Each of these methods will provide a time-stamped record for establishing the priority of the Application.

         17.2 Completed Application: A Completed Application shall provide all of the information included in 18 CFR Section 2.20 including but not limited to the following:

                  (i) The identity, address, telephone number and facsimile number of the entity requesting service;

                  (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under the Tariff;

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                  (iii)    The location of the Point(s) of Receipt and Point(s)
                           of Delivery and the identities of the Delivering Parties and the Receiving Parties;

                  (iv) The location of the generating facility(ies) supplying the capacity and energy and the location of the load ultimately served by the capacity and energy transmitted. The Transmission Provider will treat this information as confidential except to the extent that disclosure of this information is required by this Tariff, by regulatory or judicial order, for reliability purposes pursuant to Good Utility Practice or pursuant to RTG transmission information sharing agreements. The Transmission Provider shall treat this information consistent with the standards of conduct contained in Part 37 of the Commission's regulations;

                  (v) A description of the supply characteristics of the capacity and energy to be delivered;

                  (vi) An estimate of the capacity and energy expected to be delivered to the Receiving Party;

                  (vii) The Service Commencement Date and the term of the requested Transmission Service; and

                  (viii) The transmission capacity requested for each Point of Receipt and each Point of Delivery on the Transmission Provider's Transmission System; customers may combine their requests for service in order to satisfy the minimum transmission capacity requirement.

         The Transmission Provider shall treat this information consistent with the standards of conduct contained in Part 37 of the Commission's regulations.

         17.3 Deposit: A Completed Application for Firm Point-To-Point Transmission Service also shall include a deposit of either one month's charge for Reserved Capacity or the full charge for Reserved Capacity for service requests of less than one month. If the Application is rejected by the

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.44

                  Transmission Provider because it does not meet the conditions for service as set forth herein, or in the case of requests for service arising in connection with losing bidders in a Request For Proposals (RFP), said deposit shall be returned with interest less any reasonable costs incurred by the Transmission Provider in connection with the review of the losing bidder's Application. The deposit also will be returned with interest less any reasonable costs incurred by the Transmission Provider if the Transmission Provider is unable to complete new facilities needed to provide the service. If an Application is withdrawn or the Eligible Customer decides not to enter into a Service Agreement for Firm Point-To-Point Transmission Service, the deposit shall be refunded in full, with interest, less reasonable costs incurred by the Transmission Provider to the extent such costs have not already been recovered by the Transmission Provider from the Eligible Customer. The Transmission Provider will provide to the Eligible Customer a complete accounting of all costs deducted from the refunded deposit, which the Eligible Customer may contest if there is a dispute concerning the deducted costs. Deposits associated with construction of new facilities are subject to the provisions of Section 19. If a Service Agreement for Firm Point-To-Point Transmission Service is executed, the deposit, with interest, will be returned to the Transmission Customer upon expiration of the Service

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.45

                  Agreement for Firm Point-To-Point Transmission Service. Applicable interest shall be computed in accordance with the Commission's regulations at 18 CFR Section 35.19a(a)(2)(iii), and shall be calculated from the day the deposit check is credited to the Transmission Provider's account.

         17.4 Notice of Deficient Application: If an Application fails to meet the requirements of the Tariff, the Transmission Provider shall notify the entity requesting service within fifteen (15) days of receipt of the reasons for such failure. The Transmission Provider will attempt to remedy minor deficiencies in the Application through informal communications with the Eligible Customer. If such efforts are unsuccessful, the Transmission Provider shall return the Application, along with any deposit, with interest. Upon receipt of a new or revised Application that fully complies with the requirements of Part II of the Tariff, the Eligible Customer shall be assigned a new priority consistent with the date of the new or revised Application.

         17.5 Response to a Completed Application: Following receipt of a Completed Application for Firm Point-To-Point Transmission Service, the Transmission Provider shall make a determination of available transmission capability as required in Section
                  15.2. The Transmission Provider shall notify the Eligible Customer as soon as practicable, but not later than thirty
                  (30) days after the date of receipt of a Completed

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.46

                  Application either (i) if it will be able to provide service without performing a System Impact Study or (ii) if such a study is needed to evaluate the impact of the Application pursuant to Section 19.1.

         17.6 Execution of Service Agreement: Whenever the Transmission Provider determines that a System Impact Study is not required and that the service can be provided, it shall notify the Eligible Customer as soon as practicable but no later than thirty (30) days after receipt of the Completed Application. Where a System Impact Study is required, the provisions of
                  Section 19.1 will govern the execution of a Service Agreement. Failure of an Eligible Customer to execute and return the Service Agreement or request the filing of an unexecuted service agreement pursuant to Section 15.3, within fifteen
                  (15) days after it is tendered by the Transmission Provider will be deemed a withdrawal and termination of the Application and any deposit submitted shall be refunded with interest. Nothing herein limits the right of an Eligible Customer to file another Application after such withdrawal and termination.

         17.7 Extensions for Commencement of Service: The Transmission Customer can obtain up to FIVE (5) ONE-YEAR EXTENSIONS for the commencement of service. The Transmission Customer may postpone service by paying a non-refundable annual reservation fee equal to one-month's charge for Firm Transmission Service for each year or fraction thereof. If during any

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.47

                  extension for the commencement of service an Eligible Customer submits a Completed Application for Firm Transmission Service, and such request can be satisfied only by releasing all or part of the Transmission Customer's Reserved Capacity, the original Reserved Capacity will be released unless the following condition is satisfied. Within thirty (30) days, the original Transmission Customer agrees to pay the Firm Point-To-Point transmission rate for its Reserved Capacity concurrent with the new Service Commencement Date. In the event the Transmission Customer elects to release the Reserved Capacity, the reservation fees or portions thereof previously paid will be forfeited.

18       Procedures for Arranging Non-Firm Point-To-Point Transmission Service

         18.1 Application: Eligible Customers seeking Non-Firm Point-To-Point Transmission Service-must submit a Completed Application to the Transmission Provider. A Completed Application may be submitted by (i) transmitting the required information to the Transmission Provider by telefax, or (ii) providing the information by telephone over the Transmission Provider's time recorded telephone line. Each of these methods will provide a time-stamped record for establishing the service priority of the Application.

         18.2 Completed Application: A Completed Application shall provide all of the information included in 18 CFR Section
                  2.20 including but not limited to the

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.48

                  following:

                  (i) The identity, address, telephone number and facsimile number of the entity requesting service;

                  (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under the Tariff;

                  (iii)    The Point(s) of Receipt and the Point(s) of Delivery;

                  (iv) The maximum amount of capacity requested at each Point of Receipt and Point of Delivery; and

                  (v) The proposed dates and hours for initiating and terminating transmission service hereunder.

                           In addition to the information specified above, when required to properly evaluate system conditions, the Transmission Provider also may ask the Transmission Customer to provide the following:

                  (vi) The electrical location of the initial source of the power to be transmitted pursuant to the Transmission Customer's request for service; and

                  (vii)    The electrical location of the ultimate load.

                           The Transmission Provider will treat this information in (vi) and (vii) as confidential at the request of the Transmission Customer except to the extent that disclosure of this information is required by this Tariff, by regulatory or judicial order, for reliability purposes pursuant to Good Utility Practice, or pursuant to RTG transmission information sharing agreements. The Transmission Provider shall treat this information consistent with the standards of conduct contained in Part 37 of the

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.49

                           Commission's regulations.

         18.3     Reservation of Non-Firm Point-To-Point Transmission Service:
                  Requests for monthly service shall be submitted NO EARLIER THAN SIXTY (60) DAYS before service is to commence; requests for weekly service shall be submitted NO EARLIER THAN FOURTEEN
                  (14) DAYS before service is to commence, requests for daily service shall be submitted NO EARLIER THAN TWO (2) DAYS before service is to commence, and requests for hourly service shall be submitted NO EARLIER THAN NOON THE DAY before service is to commence. Requests for service received LATER THAN 2:00 P.M. prior to the day service is scheduled to commence will be accommodated if practicable.

         18.4 Determination of Available Transmission Capability: Following receipt of a tendered schedule the Transmission Provider will make a determination on a non-discriminatory basis of available transmission capability pursuant to Section 15.2. Such determination shall be made as soon as reasonably practicable after receipt, but not later than the following time periods for the following terms of service (i) THIRTY
                  (30) MINUTES FOR HOURLY SERVICE, (ii) THIRTY (30) MINUTES FOR DAILY SERVICE, (iii) FOUR (4) HOURS FOR WEEKLY SERVICE, AND
                  (iv) TWO (2) DAYS FOR MONTHLY SERVICE.

19 Additional Study Procedures For Firm Point-To-Point Transmission Service Requests

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.50

         19.1 Notice of Need for System Impact Study: After receiving a request for service, the Transmission Provider shall determine on a nondiscriminatory basis whether a System Impact Study is needed. A description of the Transmission Provider's methodology for completing a System Impact Study is provided in Attachment E. If the Transmission Provider determines that a System Impact Study is necessary to accommodate the requested service, it shall so inform the Eligible Customer, as soon as practicable. In such cases, the Transmission Provider shall within thirty (30) days of receipt of a Completed Application, tender a System Impact Study Agreement pursuant to which the Eligible Customer shall agree to reimburse the Transmission Provider for performing the required System Impact Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the System Impact Study Agreement and return it to the Transmission Provider within fifteen (15) days. If the Eligible Customer elects not to execute the System Impact Study Agreement, its application shall be deemed withdrawn and its deposit, pursuant to Section 17.3, shall be returned with interest.

         19.2     System Impact Study Agreement and Cost Reimbursement:

                  (i) The System Impact Study Agreement will clearly specify the maximum charge, based on the Transmission Provider's estimate

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.51

                           of the actual cost, and time for completion of the System Impact Study. The charge shall not exceed the actual cost of the study. In performing the System Impact Study, the Transmission Provider shall rely, to the extent reasonably practicable, on existing transmission planning studies. The Eligible Customer will not be assessed a charge for such existing studies; however, the Eligible Customer will be responsible for charges associated with any modifications to existing planning studies that are reasonably necessary to evaluate the impact of the Eligible Customer's request for service on the Transmission System.

                  (ii) If in response to multiple Eligible Customers requesting service in relation to the same competitive solicitation, a single System Impact Study is sufficient for the Transmission Provider to accommodate the requests for service, the costs of that study shall be pro-rated among the Eligible Customers.

                  (iii) For System Impact Studies that the Transmission Provider conducts on its own behalf, the Transmission Provider shall record the cost of the System Impact Studies pursuant to Section 20.

         19.3 System Impact Study Procedures: Upon receipt of an executed System Impact Study Agreement, the Transmission Provider will use due diligence to complete the required System Impact Study within a sixty (60)

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                     Sheet No.52

                  day period. The System Impact Study shall identify any system constraints and redispatch options, additional Direct Assignment Facilities or Network Upgrades required to provide the requested service. In the event that the Transmission Provider is unable to complete the required System Impact Study within such time period, it shall so notify the Eligible Customer and provide an estimated completion date along with an explanation of the reasons why additional time is required to complete the required studies. A copy of the completed System Impact Study and related work papers shall be made available to the Eligible Customer. The Transmission Provider will use the same due diligence in completing the System Impact Study for an Eligible Customer as it uses when completing studies for itself. The Transmission Provider shall notify the Eligible Customer immediately upon completion of the System Impact Study if the Transmission System will be adequate to accommodate all or part of a request for service or that no costs are likely to be incurred for new transmission facilities or upgrades. In order for a request to remain a Completed Application, within fifteen (15) days of completion of the System Impact Study the Eligible Customer must execute a Service Agreement or request the filing of an unexecuted Service Agreement pursuant to Section 15.3, or the Application shall be deemed terminated and withdrawn.

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         19.4     Facilities Study Procedures: If a System Impact Study
                  indicates that additions or upgrades to the Transmission System are needed to supply the Eligible Customer's service request, the Transmission Provider, within thirty (30) days of the completion of the System Impact Study, shall tender to the Eligible Customer a Facilities Study Agreement pursuant to which the Eligible Customer shall agree to reimburse the Transmission Provider for performing the required Facilities Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the Facilities Study Agreement and return it to the Transmission Provider within fifteen (15) days. If the Eligible Customer elects not to execute the Facilities Study Agreement, its application shall be deemed withdrawn and its deposit, pursuant to Section 17.3, shall be returned with interest. Upon receipt of an executed Facilities Study Agreement, the Transmission Provider will use due diligence to complete the required Facilities Study within a sixty (60) day period. If the Transmission Provider is unable to complete the Facilities Study in the allotted time period, the Transmission Provider shall notify the Transmission Customer and provide an estimate of the time needed to reach a final determination along with an explanation of the reasons that additional time is required to complete the study. When completed, the Facilities Study will include a good faith estimate of (i) the cost of Direct Assignment Facilities to be

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                                                                     Sheet No.54

                  charged to the Transmission Customer, (ii) the Transmission Customer's appropriate share of the cost of any required Network Upgrades as determined pursuant to the provisions of
                  Part II of the Tariff, and (iii) the time required to complete such construction and initiate the requested service. The Transmission Customer shall provide the Transmission Provider with a letter of credit or other reasonable form of security acceptable to the Transmission Provider equivalent to the costs of new facilities or upgrades consistent with commercial practices as established by the Uniform Commercial Code. The Transmission Customer shall have thirty (30) days to execute a Service Agreement or request the filing of an unexecuted Service Agreement and provide the required letter of credit or other form of security or the request will no longer be a Completed Application and shall be deemed terminated and withdrawn.

         19.5 Facilities Study Modifications: Any change in design arising from inability to site or construct facilities as proposed will require development of a revised good faith estimate. New good faith estimates also will be required in the event of new statutory or regulatory requirements that are effective before the completion of construction or other circumstances beyond the control of the Transmission Provider that significantly affect the final cost of new facilities or upgrades to be charged to the Transmission Customer pursuant to the provisions of Part II of the Tariff.

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         19.6     Due Diligence in Completing New Facilities: The Transmission
                  Provider shall use due diligence to add necessary facilities or upgrade its Transmission System within a reasonable time. The Transmission Provider will not upgrade its existing or planned Transmission System in order to provide the requested Firm Point-To-Point Transmission Service if doing so would impair system reliability or otherwise impair or degrade existing firm service.

         19.7 Partial Interim Service: If the Transmission Provider determines that it will not have adequate transmission capability to satisfy the full amount of a Completed Application for Firm Point-To-Point Transmission Service, the Transmission Provider nonetheless shall be obligated to offer and provide the portion of the requested Firm Point-To-Point Transmission Service that can be accommodated without addition of any facilities and through redispatch. However, the Transmission Provider shall not be obligated to provide the incremental amount of requested Firm Point-To-Point Transmission Service that requires the addition of facilities or upgrades to the Transmission System until such facilities or upgrades have been placed in service.

         19.8 Expedited Procedures for New Facilities: In lieu of the procedures set forth above, the Eligible Customer shall have the option to expedite the process by requesting the Transmission Provider to tender at one time,

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                  together with the results of required studies, an "Expedited
                  Service Agreement" pursuant to which the Eligible Customer would agree to compensate the Transmission Provider for all costs incurred pursuant to the terms of the Tariff. In order to exercise this option, the Eligible Customer shall request in writing an expedited Service Agreement covering all of the above-specified items within thirty (30) days of receiving the results of the System Impact Study identifying needed facility additions or upgrades or costs incurred in providing the requested service. While the Transmission Provider agrees to provide the Eligible Customer with its best estimate of the new facility costs and other charges that may be incurred, such estimate shall not be binding and the Eligible Customer must agree in writing to compensate the Transmission Provider for all costs incurred pursuant to the provisions of the Tariff. The Eligible Customer shall execute and return such an Expedited Service Agreement within fifteen (15) days of its receipt or the Eligible Customer's request for service will cease to be a Completed Application and will be deemed terminated and withdrawn.

20 Procedures if The Transmission Provider is Unable to Complete New Transmission Facilities for Firm Point-To-Point Transmission Service

         20.1 Delays in Construction of New Facilities: If any event occurs that will materially affect the time for completion of new facilities, or the ability to

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                  complete them, the Transmission Provider shall promptly
                  notify the Transmission Customer. In such circumstances, the Transmission Provider shall within thirty (30) days of notifying the Transmission Customer of such delays, convene a technical meeting with the Transmission Customer to evaluate the alternatives available to the Transmission Customer. The Transmission Provider also shall make available to the Transmission Customer studies and work papers related to the delay, including all information that is in the possession of the Transmission Provider that is reasonably needed by the Transmission Customer to evaluate any alternatives.

         20.2 Alternatives to the Original Facility Additions: When the review process of Section 20.1 determines that one or more alternatives exist to the originally planned construction project, the Transmission Provider shall present such alternatives for consideration by the Transmission Customer. If, upon review of any alternatives, the Transmission Customer desires to maintain its Completed Application subject to construction of the alternative facilities, it may request the Transmission Provider to submit a revised Service Agreement for Firm Point-To-Point Transmission Service. If the alternative approach solely involves Non-Firm Point-To-Point Transmission Service, the Transmission Provider shall promptly tender a Service Agreement for Non-Firm Point-To-Point Transmission

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                  Service providing for the service. In the event the
                  Transmission Provider concludes that no reasonable alternative exists and the Transmission Customer disagrees, the Transmission Customer may seek relief under the dispute resolution procedures pursuant to Section 12 or it may refer the dispute to the Commission for resolution.

         20.3 Refund Obligation for Unfinished Facility Additions: If the Transmission Provider and the Transmission Customer mutually agree that no other reasonable alternatives exist and the requested service cannot be provided out of existing capability under the conditions of Part Il of the Tariff, the obligation to provide the requested Firm Point-To-Point Transmission Service shall terminate and any deposit made by the Transmission Customer shall be returned with interest pursuant to Commission regulations 35.1 9a(a)(2)(iii). However, the Transmission Customer shall be responsible for all prudently incurred costs by the Transmission Provider through the time construction was suspended.

21 Provisions Relating to Transmission Construction and Services on the Systems of Other Utilities

         21.1 Responsibility for Third-Party System Additions: The Transmission Provider shall not be responsible for making arrangements for any necessary engineering, permitting, and construction of transmission or distribution facilities on the system(s) of any other entity or for obtaining

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                                                                     Sheet No.59

                  any regulatory approval for such facilities. The Transmission Provider will undertake reasonable efforts to assist the Transmission Customer in obtaining such arrangements, including without limitation, providing any information or data required by such other electric system pursuant to Good Utility Practice.

         21.2 Coordination of Third-Party System Additions: In circumstances where the need for transmission facilities or upgrades is identified pursuant to the provisions of Part Il of the Tariff, and if such upgrades further require the addition of transmission facilities on other systems, the Transmission Provider shall have the right to coordinate construction on its own system with the construction required by others. The Transmission Provider, after consultation with the Transmission Customer and representatives of such other systems, may defer construction of its new transmission facilities, if the new transmission facilities on another system cannot be completed in a timely manner. The Transmission Provider shall notify the Transmission Customer in writing of the basis for any decision to defer construction and the specific problems which must be resolved before it will initiate or resume construction of new facilities. Within sixty (60) days of receiving written notification by the Transmission Provider of its intent to defer construction pursuant to this section, the Transmission Customer may challenge the decision in accordance with the dispute resolution

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                  procedures pursuant to Section 12 or it may refer the dispute to the Commission for resolution.

22       Changes in Service Specifications

         22.1 Modifications On a Non-Firm Basis: The Transmission Customer taking Firm Point-To-Point Transmission Service may request the Transmission Provider to provide transmission service on a non-firm basis over Receipt and Delivery Points other than those specified in the Service Agreement ("Secondary Receipt and Delivery Points"), in amounts not to exceed its firm capacity reservation, without incurring an additional Non-Firm Point- To-Point Transmission Service charge or executing a new Service Agreement, subject to the following conditions.

                  (a) Service provided over Secondary Receipt and Delivery Points will be non-firm only, on an as-available basis and will not displace any firm or non-firm service reserved or scheduled by third-parties under the Tariff or by the Transmission Provider on behalf of its Native Load Customers.

                  (b) The sum of all Firm and non-firm Point-To-Point Transmission Service provided to the Transmission Customer at any time pursuant to this section shall not exceed the Reserved Capacity in the relevant Service Agreement under which such services are provided.

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                  (c)        The Transmission Customer shall retain its right to
                             schedule Firm Point-To-Point Transmission Service at the Receipt and Delivery Points specified in the relevant Service Agreement in the amount of its original capacity reservation.

                  (d) Service over Secondary Receipt and Delivery Points on a non-firm basis shall not require the filing of an Application for Non-Firm Point-To-Point Transmission Service under the Tariff. However, all other requirements of Part II of the Tariff (except as to transmission rates) shall apply to transmission service on a non-firm basis over Secondary Receipt and Delivery Points.

         22.2 Modification On a Firm Basis: Any request by a Transmission Customer to modify Receipt and Delivery Points on a firm basis shall be treated as a new request for service in accordance with Section 17 hereof, except that such Transmission Customer shall not be obligated to pay any additional deposit if the capacity reservation does not exceed the amount reserved in the existing Service Agreement. While such new request is pending, the Transmission Customer shall retain its priority for service at the existing firm Receipt and Delivery Points specified in its Service Agreement.

23       Sale or Assignment of Transmission Service

         23.1 Procedures for Assignment or Transfer of Service: Subject to Commission

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                                                                     Sheet No.62

                  approval of any necessary filings, a Transmission Customer may sell, assign, or transfer all or a portion of its rights under its Service Agreement, but only to another Eligible Customer (the Assignee). The Transmission Customer that sells, assigns or transfers its rights under its Service Agreement is hereafter referred to as the Reseller. Compensation to the Reseller shall not exceed the higher of
                  (i) the original rate paid by the Reseller, (ii) the Transmission Provider's maximum rate on file at the time of the assignment, or (iii) the Reseller's opportunity cost. If the Assignee does not request any change in the Point(s) of Receipt or the Point(s) of Delivery, or a change in any other term or condition set forth in the original Service Agreement, the Assignee will receive the same services as did the Reseller and the priority of service for the Assignee will be the same as that of the Reseller. A Reseller should notify the Transmission Provider as soon as possible after any assignment or transfer of service occurs but in any event, notification must be provided prior to any provision of service to the Assignee. The Assignee will be subject to all terms and conditions of this Tariff. If the Assignee requests a change in service, the reservation priority of service will be determined by the Transmission Provider pursuant to Section 13.2.

         23.2     Limitations on Assignment or Transfer of Service: If the
                  Assignee

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                                                                     Sheet No.63

                  requests a change in the Point(s) of Receipt or Point(s) of Delivery, or a change in any other specifications set forth in the original Service Agreement, the Transmission Provider will consent to such change subject to the provisions of the Tariff, provided that the change will not impair the operation and reliability of the Transmission Provider's generation, transmission, or distribution systems. The Assignee shall compensate the Transmission Provider for performing any System Impact Study needed to evaluate the capability of the Transmission System to accommodate the proposed change and any additional costs resulting from such change. The Reseller shall remain liable for the performance of all obligations under the Service Agreement, except as specifically agreed to by the Parties through an amendment to the Service Agreement.

24       Metering and Power Factor Correction at Receipt and Delivery Points(s)

         24.1 Transmission Customer Obligations: Unless otherwise agreed, the Transmission Customer shall be responsible for installing and maintaining compatible metering and communications equipment to accurately account for the capacity and energy being transmitted under Part II of the Tariff and to communicate the information to the Transmission Provider. Such equipment shall remain the property of the Transmission Customer.

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                                                                     Sheet No.64

         24.2 Transmission Provider Access to Metering Data: The Transmission Provider shall have access to metering data, which may reasonably be required to facilitate measurements and billing under the Service Agreement.

         24.3 Power Factor: Unless otherwise agreed, the Transmission Customer is required to maintain a power factor within the same range as the Transmission Provider pursuant to Good Utility Practices. The power factor requirements are specified in the Service Agreement where applicable.

25       Compensation for Transmission Service

         Rates for Firm and Non-Firm Point-To-Point Transmission Service are provided in the Schedules appended to the Tariff: Firm Point-To-Point Transmission Service (Schedule 7); and Non-Firm Point-To-Point Transmission Service (Schedule 8). The Transmission Provider shall use Part Il of the Tariff to make its Third-Party Sales. The Transmission Provider shall account for such use at the applicable Tariff rates, pursuant to Section 8.

26       Stranded Cost Recovery

         The Transmission Provider may seek to recover stranded costs from the Transmission Customer pursuant to this Tariff in accordance with the terms, conditions and procedures set forth in FERC Order No. 888. However, the Transmission Provider must separately file any specific proposed stranded cost charge under Section 205 of

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                                                                     Sheet No.65

the Federal Power Act.

27       Compensation for New Facilities and Redispatch Costs

         Whenever a System Impact Study performed by the Transmission Provider in connection with the provision of Firm Point-To-Point Transmission Service identifies the need for new facilities, the Transmission Customer shall be responsible for such costs to the extent consistent with Commission policy. Whenever a System Impact Study performed by the Transmission Provider identifies capacity constraints that may be relieved more economically by redispatching the Transmission Provider's resources than by building new facilities or upgrading existing facilities to eliminate such constraints, the Transmission Customer shall be responsible for the redispatch costs to the extent consistent with Commission policy.


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                                                                     Sheet No.66

III.     NETWORK INTEGRATION TRANSMISSION SERVICE

Preamble

         The Transmission Provider will provide Network Integration Transmission Service pursuant to the applicable terms and conditions contained in the Tariff and Service Agreement. Network Integration Transmission Service allows the Network Customer to integrate, economically dispatch and regulate its current and planned Network Resources to serve its Network Load in a manner comparable to that in which the Transmission Provider utilizes its Transmission System to serve its Native Load Customers. Network Integration Transmission Service also may be used by the Network Customer to deliver economy energy purchases to its Network Load from non-designated resources on an as-available basis without additional charge. Transmission service for sales to non-designated loads will be provided pursuant to the applicable terms and conditions of Part II of the Tariff.

28       Nature of Network Integration Transmission Service

         28.1 Scope of Service: Network Integration Transmission Service is a transmission service that allows Network Customers to efficiently and economically utilize their Network Resources (as well as other non designated generation resources) to serve their Network Load located in the Transmission Provider's Control Area and any additional load that may be designated pursuant to Section 31.3 of the Tariff. The Network Customer taking Network Integration Transmission Service must obtain or

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                  provide Ancillary Services pursuant to Section 3.

         28.2 Transmission Provider Responsibilities: The Transmission Provider will plan, construct, operate and maintain its Transmission System in accordance with Good Utility Practice in order to provide the Network Customer with Network Integration Transmission Service over the Transmission Provider's Transmission System. The Transmission Provider, on behalf of its Native Load Customers, shall be required to designate resources and loads in the same manner as any Network Customer under Part III of this Tariff. This information must be consistent with the information used by the Transmission Provider to calculate available transmission capability. The Transmission Provider shall include the Network Customer's Network Load in its Transmission System planning and shall, consistent with Good Utility Practice, endeavor to construct and place into service sufficient transmission capacity to deliver the Network Customer's Network Resources to serve its Network Load on a basis comparable to the Transmission Provider's delivery of its own generating and purchased resources to its Native Load Customers.

         28.3 Network Integration Transmission Service: The Transmission Provider will provide firm transmission service over its Transmission System to the Network Customer for the delivery of capacity and energy from its designated Network Resources to service its Network Loads on a basis

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                                                                     Sheet No.68

                  that is comparable to the Transmission Provider's use of the Transmission System to reliably serve its Native Load Customers.

         28.4 Secondary Service: The Network Customer may use the Transmission Provider's Transmission System to deliver energy to its Network Loads from resources that have not been designated as Network Resources. Such energy shall be transmitted, on an as-available basis, at no additional charge. Deliveries from resources other than Network Resources will have a higher priority than any Non-Firm Point-To-Point Transmission Service under Part II of the Tariff.

         28.5 Real Power Losses: Real Power Losses are associated with all transmission service. The Transmission Provider is not obligated to provide Real Power Losses. The Network Customer is responsible for replacing losses associated with all transmission service as calculated by the Transmission Provider. The applicable Real Power Loss factors are as follows:

                             Energy Related Loss Factor                1.036984

                             Demand Related Loss Factor                1.044863

                  The loss factors for Direct Assignment Facilities shall be determined on a case by case basis.

         28.6 Restrictions on Use of Service: The Network Customer shall not use Network Integration Transmission Service for (i) sales of capacity and

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                  energy to non-designated loads, or (ii) direct or indirect provision of transmission service by the Network Customer to third parties. All Network Customers taking Network Integration Transmission Service shall use Point-To-Point Transmission Service under Part II of the Tariff for any Third-Party Sale which requires use of the Transmission Provider's Transmission System.

29       Initiating Service

         29.1 Condition Precedent for Receiving Service: Subject to the terms and conditions of Part III of the Tariff, the Transmission Provider will provide Network Integration Transmission Service to any Eligible Customer, provided that (i) the Eligible Customer completes an Application for service as provided under Part III of the Tariff,
                  (ii) the Eligible Customer and the Transmission Provider complete the technical arrangements set forth in Setions
                  29.3 and 29.4, (iii) the Eligible customer executes a Service Agreement pursuant to Attachemtn G for service under Part III of the Tariff or requests in writing that the Transmission Provider file a proposed unexecuted Service Agreement with the Commission, and (iv) the Eligible Customer executes a Network Operating Agreement with the Transmission Provider pursuant to Attachment H.

         29.2 Application Procedures: An Eligible Customer requesting service under Part III of the Tariff must submit an Application, with a deposit

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                  approximating the charge for one month of service, to the
                  Transmission Provider as far as possible in advance of the month in which service is to commence. Unless subject to the procedures in Section 2, Completed Applications for Network Integration Transmission Service will be assigned a priority according to the date and time the Application is received, with the earliest Application receiving the highest priority. A Completed Application may be submitted by (i) transmitting the required information to the Transmission Provider by telefax, or (ii) providing the information by telephone over the Transmission Provider's time recorded telephone line. Each of these methods will provide a time-stamped record for establishing the service priority of the Application. A Completed Application shall provide all of the information included in 18 CFR Section 2.20 including but not limited to the following:

                  (i) The identity, address, telephone number and facsimile number of the party requesting service;

                  (ii) A statement that the party requesting service is, or will be upon commencement of service, an Eligible Customer under the Tariff;

                  (iii) A description of the Network Load at each delivery point. This description should separately identify and provide the Eligible Customer's best estimate of the total loads to be served at each transmission voltage level, and the loads to be served from each Transmission Provider substation at the same transmission voltage level. The description should include a ten (10) year forecast of summer and winter load and resource requirements beginning with the first year after the service is scheduled to commence;

                  (iv) The amount and location of any interruptible loads included in the

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                                                                     Sheet No.71

                           Network Load. This shall include the summer and winter capacity requirements for each interruptible load (had such load not been interruptible), that portion of the load subject to interruption, the conditions under which an interruption can be implemented and any limitations on the amount and frequency of interruptions. An Eligible Customer should identify the amount of interruptible customer load (if any) included in the 10 year load forecast provided in response to (iii) above;

                  (v) A description of Network Resources (current and 10-year projection), which shall include, for each Network Resource:
                           - Unit size and amount of capacity from that unit to be designated as Network Resource
                           - VAR capability (both leading and lagging) of all generators
                           -        Operating restrictions
                                    -        Any periods of restricted
                                             operations throughout the year
                                    -        Maintenance schedules
                                    -        Minimum loading level of unit
                                    -        Normal operating level of unit
                                    -        Any must-run unit designations
                                             required for system reliability or
                                             contract reasons
                           - Approximate variable generating cost ($/MWH) for redispatch computations
                           - Arrangements governing sale and delivery of power to third parties from generating facilities located in the Transmission Provider Control Area, where only a portion of unit output is designated as a Network Resource
                           - Description of purchased power designated as a Network Resource including source of supply, Control Area location, transmission arrangements and delivery point(s) to the Transmission Provider's Transmission System;

                  (vi) Description of Eligible Customer's transmission system:

                           - Load flow and stability data, such as real and reactive parts of the load, lines, transformers, reactive devices and load type, including normal and emergency ratings of all transmission equipment in a load flow format compatible with that used by the Transmission Provider
                           -        Operating restrictions needed for
                                    reliability
                           -        Operating guides employed by system
                                    operators
                           - Contractual restrictions or committed uses of the Eligible

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                                                                     Sheet No.72

                                    Customer's transmission system, other than the Eligible Customer's Network Loads and Resources
                           - Location of Network Resources described in subsection (v) above
                           - 10 year projection of system expansions or upgrades
                           -        Transmission System maps that include any
                                    proposed expansions or upgrades
                           -        Thermal ratings of Eligible Customer's
                                    Control Area ties with other Control Areas;
                                    and

                  (vii) Service Commencement Date and the term of the requested Network Integration Transmission Service. The minimum term for Network Integration Transmission Service is one year.

Unless the Parties agree to a different time frame, the Transmission Provider must acknowledge the request within ten (10) days of receipt. The acknowledgment must include a date by which a response, including a Service Agreement, will be sent to the Eligible Customer. If an Application fails to meet the requirements of this section, the Transmission Provider shall notify the Eligible Customer requesting service within fifteen (15) days of receipt and specify the reasons for such failure. Wherever possible, the Transmission Provider will attempt to remedy deficiencies in the Application through informal communications with the Eligible Customer. If such efforts are unsuccessful, the Transmission Provider shall return the Application without prejudice to the Eligible Customer filing a new or revised Application that fully complies with the requirements of this section. The Eligible Customer will be assigned a new priority consistent with the date of the new or revised

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Application. The Transmission Provider shall treat this
information consistent with the standards of conduct contained in Part 37 of the Commission's regulations.

         29.3 Technical Arrangements to be Completed Prior to Commencement of Service: Network Integration Transmission Service shall not commence until the Transmission Provider and the Network Customer, or a third party, have completed installation of all equipment specified under the Network Operating Agreement consistent with Good Utility Practice and any additional requirements reasonably and consistently imposed to ensure the reliable operation of the Transmission System. The Transmission Provider shall exercise reasonable efforts, in coordination with the Network Customer, to complete such arrangements as soon as practicable taking into consideration the Service Commencement Date.

         29.4 Network Customer Facilities: The provision of Network Integration Transmission Service shall be conditioned upon the Network Customer's constructing, maintaining and operating the facilities on its side of each delivery point or interconnection necessary to reliably deliver capacity and energy from the Transmission Provider's Transmission System to the Network Customer. The Network Customer shall be solely responsible for constructing or installing all facilities on the Network Customer's side of each such delivery point or interconnection.

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         29.5     Filing of Service Agreement: The Transmission Provider will file Service Agreements with the Commission in compliance with applicable Commission regulations.

30       Network Resources

         30.1 Designation of Network Resources: Network Resources shall include all generation owned or purchased by the Network Customer designated to serve Network Load under the Tariff. Network Resources may not include resources, or any portion thereof, that are committed for sale to non-designated third party load or otherwise cannot be called upon to meet the Network Customer's Network Load on a non-interruptible basis. Any owned or purchased resources that were serving the Network Customer's loads under firm agreements entered into on or before the Service Commencement Date shall initially be designated as Network Resources until the Network Customer terminates the designation of such resources.

         30.2 Designation of New Network Resources: The Network Customer may designate a new Network Resource by providing the Transmission Provider with as much advance notice as practicable. A designation of a new Network Resource must be made by a request for modification of service pursuant to an Application under Section 29.

         30.3 Termination of Network Resources: The Network Customer may terminate the designation of all or part of a generating resource as a

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                  Network Resource at any time but should provide notification to the Transmission Provider as soon as reasonably practicable.

         30.4 Operation of Network Resources: The Network Customer shall not operate its designated Network Resources located in the Network Customer's or Transmission Provider's Control Area such that the output of those facilities exceeds its designated Network Load plus losses.

         30.5 Network Customer Redispatch Obligation: As a condition to receiving Network Integration Transmission Service, the Network Customer agrees to redispatch its Network Resources as requested by the Transmission Provider pursuant to Section
                  33.2. To the extent practical, the redispatch of resources pursuant to this section shall be on a least cost, nondiscriminatory basis between all Network Customers, and the Transmission Provider.

         30.6 Transmission Arrangements for Network Resources Not Physically Interconnected With The Transmission Provider: The Network Customer shall be responsible for any arrangements necessary to deliver capacity and energy from a Network Resource not physically interconnected with the Transmission Provider's Transmission System. The Transmission Provider will undertake reasonable efforts to assist the Network Customer in obtaining such arrangements, including without limitation, providing any information or data required by such other entity pursuant to Good Utility

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                  Practice.

         30.7 Limitation on Designation of Network Resources: The Network Customer must demonstrate that it owns or has committed to purchase generation pursuant to an executed contract in order to designate a generating resource as a Network Resource. Alternatively, the Network Customer may establish that execution of a contract is contingent upon the availability of transmission service under Part III of the Tariff.

         30.8 Use of Interface Capacity by the Network Customer: There is no limitation upon a Network Customer's use of the Transmission Provider's Transmission System at any particular interface to integrate the Network Customer's Network Resources (or substitute economy purchases) with its Network Loads. However, a Network Customer's use of the Transmission Provider's total interface capacity with other transmission systems may not exceed the Network Customer's Load Ratio Share.

         30.9 Network Customer Owned Transmission Facilities: The Network Customer that owns existing transmission facilities that are integrated with the Transmission Provider's Transmission System may be eligible to receive consideration either through a billing credit or some other mechanism. In order to receive such consideration the Network Customer must demonstrate that its transmission facilities are integrated into the planning and operations of the Transmission Provider to serve all of its


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                  power and transmission customers. For facilities constructed by the Network Customer subsequent to the Service Commencement Date under Part Ill of the Tariff, the Network Customer shall receive credit where such facilities are jointly planned and installed in coordination with the Transmission Provider. Calculation of the credit shall be addressed in either the Network Customer's Service Agreement or any other agreement between the Parties.

31       Designation of Network Load

         31.1 Network Load: The Network Customer must designate the individual Network Loads on whose behalf the Transmission Provider will provide Network Integration Transmission Service. The Network Loads shall be specified in the Service Agreement.

         31.2     New Network Loads Connected With the Transmission Provider:
                  The Network Customer shall provide the Transmission Provider with as much advance notice as reasonably practicable of the designation of new Network Load that will be added to its Transmission System. A designation of new Network Load must be made through a modification of service pursuant to a new Application. The Transmission Provider will use due diligence to install any transmission facilities required to interconnect a new Network Load designated by the Network Customer. The costs of new facilities required to interconnect a new Network Load

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                  shall be determined in accordance with the procedures
                  provided in Section 32.4 and shall be charged to the Network Customer in accordance with Commission policies.

         31.3 Network Load Not Physically Interconnected with the Transmission Provider: This section applies to both initial designation pursuant to Section 31.1 and the subsequent addition of new Network Load not physically interconnected with the Transmission Provider. To the extent that the Network Customer desires to obtain transmission service for a load outside the Transmission Provider's Transmission System, the Network Customer shall have the option of (1) electing to include the entire load as Network Load for all purposes under
                  Part Ill of the Tariff and designating Network Resources in connection with such additional Network Load, or (2) excluding that entire load from its Network Load and purchasing Point-To-Point Transmission Service under Part II of the Tariff. To the extent that the Network Customer gives notice of its intent to add a new Network Load as part of its Network Load pursuant to this section the request must be made through a modification of service pursuant to a new Application.

         31.4 New Interconnection Points: To the extent the Network Customer desires to add a new Delivery Point or interconnection point between the Transmission Provider's Transmission System and a Network Load, the


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                  Network Customer shall provide the Transmission Provider with as much advance notice as reasonably practicable.

         31.5 Changes in Service Requests: Under no circumstances shall the Network Customer's decision to cancel or delay a requested change in Network Integration Transmission Service (E.G. the addition of a new Network Resource or designation of a new Network Load) in any way relieve the Network Customer of its obligation to pay the costs of transmission facilities constructed by the Transmission Provider and charged to the Network Customer as reflected in the Service Agreement. However, the Transmission Provider must treat any requested change in Network Integration Transmission Service in a non-discriminatory manner.

         31.6 Annual Load and Resource Information Updates: The Network Customer shall provide the Transmission Provider with annual updates of Network Load and Network Resource forecasts consistent with those included in its Application for Network Integration Transmission Service under Part Ill of the Tariff. The Network Customer also shall provide the Transmission Provider with timely written notice of material changes in any other information provided in its Application relating to the Network Customer's Network Load, Network Resources, its transmission system or other aspects of its facilities or operations affecting the Transmission Provider's ability to provide reliable service.

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32       Additional Study Procedures For Network Integration Transmission
         Service Requests

         32.1 Notice of Need for System Impact Study: After receiving a request for service, the Transmission Provider shall determine on a non discriminatory basis whether a System Impact Study is needed. A description of the Transmission Provider's methodology for completing a System Impact Study is provided in Attachment E. If the Transmission Provider determines that a System Impact Study is necessary to accommodate the requested service, it shall so inform the Eligible Customer, as soon as practicable. In such cases, the Transmission Provider shall within thirty (30) days of receipt of a Completed Application, tender a System Impact Study Agreement pursuant to which the Eligible Customer shall agree to reimburse the Transmission Provider for performing the required System Impact Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the System Impact Study Agreement and return it to the Transmission Provider within fifteen (15) days. If the Eligible Customer elects not to execute the System Impact Study Agreement, its Application shall be deemed withdrawn and its deposit shall be returned with interest.

         32.2     System Impact Study Agreement and Cost Reimbursement:

                  (i) The System Impact Study Agreement will clearly specify the

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                           maximum charge, based on the Transmission Provider's
                           estimate of the actual cost, and time for completion of the System Impact Study. The charge shall not exceed the actual cost of the study. In performing the System Impact Study, the Transmission Provider shall rely, to the extent reasonably practicable, on existing transmission planning studies. The Eligible Customer will not be assessed a charge for such existing studies; however, the Eligible Customer will be responsible for charges associated with any modifications to existing planning studies that are reasonably necessary to evaluate the impact of the Eligible Customer's request for service on the Transmission System.

                  (ii) If in response to multiple Eligible Customers requesting service in relation to the same competitive solicitation, a single System Impact Study is sufficient for the Transmission Provider to accommodate the service requests, the costs of that study shall be pro-rated among the Eligible Customers.

                  (iii) For System Impact Studies that the Transmission Provider conducts on its own behalf, the Transmission Provider shall record the cost of the System Impact Studies pursuant to Section 8.

         32.3 System Impact Study Procedures: Upon receipt of an executed System Impact Study Agreement, the Transmission Provider will use due

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                  diligence to complete the required System Impact Study
                  within a sixty (60) day period. The System Impact Study shall identify any system constraints and redispatch options, additional Direct Assignment Facilities or Network Upgrades required to provide the requested service. In the event that the Transmission Provider is unable to complete the required System Impact Study within such time period, it shall so notify the Eligible Customer and provide an estimated completion date along with an explanation of the reasons why additional time is required to complete the required studies. A copy of the completed System Impact Study and related work papers shall be made available to the Eligible Customer. The Transmission Provider will use the same due diligence in completing the System Impact Study for an Eligible Customer as it uses when completing studies for itself. The Transmission Provider shall notify the Eligible Customer immediately upon completion of the System Impact Study if the Transmission System will be adequate to accommodate all or part of a request for service or that no costs are likely to be incurred for new transmission facilities or upgrades. In order for a request to remain a Completed Application, within fifteen (15) days of completion of the System Impact Study the Eligible Customer must execute a Service Agreement or request the filing of an unexecuted Service Agreement, or the Application shall be deemed terminated and withdrawn.

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         32.4     Facilities Study Procedures: If a System Impact Study
                  indicates that additions or upgrades to the Transmission System are needed to supply the Eligible Customer's service request, the Transmission Provider, within thirty (30) days of the completion of the System Impact Study, shall tender to the Eligible Customer a Facilities Study Agreement pursuant to which the Eligible Customer shall agree to reimburse the Transmission Provider for performing the required Facilities Study. For a service request to remain a Completed Application, the Eligible Customer shall execute the Facilities Study Agreement and return it to the Transmission Provider within fifteen (15) days. If the Eligible Customer elects not to execute the Facilities Study Agreement, its Application shall be deemed withdrawn and its deposit shall be returned with interest. Upon receipt of an executed Facilities Study Agreement, the Transmission Provider will use due diligence to complete the required Facilities Study within a sixty (60) day period. If the Transmission Provider is unable to complete the Facilities Study in the allotted time period, the Transmission Provider shall notify the Eligible Customer and provide an estimate of the time needed to reach a final determination along with an explanation of the reasons that additional time is required to complete the study. When completed, the Facilities Study will include a good faith estimate of (i) the cost of Direct Assignment Facilities to be charged to the Eligible

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                  Customer, (ii) the Eligible Customer's appropriate share of the cost of any required Network Upgrades, and (iii) the time required to complete such construction and initiate the requested service. The Eligible Customer shall provide the Transmission Provider with a letter of credit or other reasonable form of security acceptable to the Transmission Provider equivalent to the costs of new facilities or upgrades consistent with commercial practices as established by the Uniform Commercial Code. The Eligible Customer shall have thirty (30) days to execute a Service Agreement or request the filing of an unexecuted Service Agreement and provide the required letter of credit or other form of security or the request no longer will be a Completed Application and shall be deemed terminated and withdrawn.

33       Load Shedding and Curtailments

         33.1 Procedures: Prior to the Service Commencement Date, the Transmission Provider and the Network Customer shall establish Load Shedding and Curtailment procedures pursuant to the Network Operating Agreement with the objective of responding to contingencies on the Transmission System. The Parties will implement such programs during any period when the Transmission Provider determines that a system contingency exists and such procedures are necessary to alleviate such contingency. The Transmission Provider will notify all affected Network Customers in a

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                  timely manner of any scheduled Curtailment.

         33.2 Transmission Constraints: During any period when the Transmission Provider determines that a transmission constraint exists on the Transmission System, and such constraint may impair the reliability of the Transmission Provider's system, the Transmission Provider will take whatever actions, consistent with Good Utility Practice, that are reasonably necessary to maintain the reliability of the Transmission Provider's system. To the extent the Transmission Provider determines that the reliability of the Transmission System can be maintained by redispatching resources, the Transmission Provider will initiate procedures pursuant to the Network Operating Agreement to redispatch all Network Resources and the Transmission Provider's own resources on a least-cost basis without regard to the ownership of such resources. Any redispatch under this section may not unduly discriminate between the Transmission Provider's use of the Transmission System on behalf of its Native Load Customers and any Network Customer's use of the Transmission System to serve its designated Network Load.

         33.3     Cost Responsibility for Relieving Transmission Constraints:
                  Whenever the Transmission Provider implements least-cost redispatch procedures in response to a transmission constraint, the Transmission Provider and Network Customers will each bear a proportionate share of the total

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                  redispatch cost based on their respective Load Ratio Shares.

         33.4 Curtailments of Scheduled Deliveries: If a transmission constraint on the Transmission Provider's Transmission System cannot be relieved through the implementation of least-cost redispatch procedures and the Transmission Provider determines that it is necessary to Curtail scheduled deliveries, the Parties shall Curtail such schedules in accordance with the Network Operating Agreement.

         33.5 Allocation of Curtailments: The Transmission Provider shall, on a nondiscriminatory basis, Curtail the transaction(s) that effectively relieve the constraint. However, to the extent practicable and consistent with Good Utility Practice, any Curtailment will be shared by the Transmission Provider and Network Customer in proportion to their respective Load Ratio Shares. The Transmission Provider shall not direct the Network Customer to Curtail schedules to an extent greater than the Transmission Provider would Curtail the Transmission Provider's schedules under similar circumstances.

         33.6 Load Shedding: To the extent that a system contingency exists on the Transmission Provider's Transmission System and the Transmission Provider determines that it is necessary for the Transmission Provider and the Network Customer to shed load, the Parties shall shed load in accordance with previously established procedures under the Network

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                  Operating Agreement.

         33.7 System Reliability: Notwithstanding any other provisions of this Tariff, the Transmission Provider reserves the right, consistent with Good Utility Practice and on a not unduly discriminatory basis, to Curtail Network Integration Transmission Service without liability on the Transmission Provider's part for the purpose of making necessary adjustments to, changes in, or repairs on its lines, substations and facilities, and in cases where the continuance of Network Integration Transmission Service would endanger persons or property. In the event of any adverse condition(s) or disturbance(s) on the Transmission Provider's Transmission System or on any other system(s) directly or indirectly interconnected with the Transmission Provider's Transmission System, the Transmission Provider, consistent with Good Utility Practice, also may Curtail Network Integration Transmission Service in order to (i) limit the extent or damage of the adverse condition(s) or disturbance(s), (ii) prevent damage to generating or transmission facilities, or
                  (iii) expedite restoration of service. The Transmission Provider will give the Network Customer as much advance notice as is practicable in the event of such Curtailment. Any Curtailment of Network Integration Transmission Service will be not unduly discriminatory relative to the Transmission Provider's use of the Transmission System on behalf of its Native Load

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                  Customers. The Transmission Provider shall specify the rate treatment and all related terms and conditions applicable in the event that the Network Customer fails to respond to established Load Shedding and Curtailment procedures.

34       Rates and Charges

         The Network Customer shall pay the Transmission Provider for any Direct Assignment Facilities, Local Distribution Facilities, Ancillary Services, and applicable study costs, consistent with Commission policy, along with the following:

         34.1 Monthly Demand Charge: The Network Customer shall pay a monthly Demand Charge, which shall be determined by multiplying its Load Ratio Share times one twelfth (1/12) of the Transmission Provider's Annual Transmission Revenue Requirement specified in Attachment I.

         34.2 Determination of Network Customer's Network Load: The average of the previous year's June, July, and August hourly peak loads designated by the Customer to be network loads, coincident with the respective monthly coincident peak loads of the Transmission Provider's Transmission System. If a Customer adds a new Network Load, the Customer's Average Peak Load will be determined by including the monthly coincident peak loads of the new Network Load for the previous June,

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                  July, and August months. If coincident peak load data for the prior three coincident peak months of June, July, and August is not available, the Customer's non-coincident peak load for the previous June, July, and August will be used in determining its Network Load. All monthly Customer loads will be adjusted for the Transmission Provider's transmission demand losses.

         34.3 Determination of Transmission Provider's Transmission System Average Peak Load: The Transmission Provider's Transmission System Average Peak load is the average of the monthly coincident-peak loads of the Transmission Provider's Transmission System for the previous year's three (3) coincident peak months of June, July, and August. The monthly coincident peak loads will consist of all firm loads on the Transmission Provider's Transmission System minus the coincident peak usage of all Firm Point-To-Point Transmission Service customers pursuant to Part Il of this Tariff plus the Reserved Capacity of all Firm Point-To-Point Transmission Service customers. All loads will be adjusted for the Transmission Provider's transmission demand losses.

         34.4 Redispatch Charge: The Network Customer shall pay a Load Ratio Share of any redispatch costs allocated between the Network Customer and the Transmission Provider pursuant to Section 33. To the extent that the Transmission Provider incurs an obligation to the Network Customer for

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                  redispatch costs in accordance with Section 33, such amounts shall be credited against the Network Customer's bill for the applicable month.

         34.5 Stranded Cost Recovery: The Transmission Provider may seek to recover stranded costs from the Network Customer pursuant to this Tariff in accordance with the terms, conditions and procedures set forth in FERC Order No. 888. However, the Transmission Provider must separately file any proposal to recover stranded costs under Section 205 of the Federal Power Act.

35       Operating Arrangements

         35.1 Operation under The Network Operating Agreement: The Network Customer shall plan, construct, operate and maintain its facilities in accordance with Good Utility Practice and in conformance with the Network Operating Agreement.

         35.2 Network Operating Agreement: The terms and conditions under which the Network Customer shall operate its facilities and the technical and operational matters associated with the implementation of Part Ill of the Tariff shall be specified in the Network Operating Agreement. The Network Operating Agreement shall provide for the Parties to (i) operate and maintain equipment necessary for integrating the Network Customer within the Transmission Provider's Transmission System (including, but not limited to, remote terminal units, metering, communications equipment


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                  and relaying equipment), (ii) transfer data between the
                  Transmission Provider and the Network Customer (including, but not limited to, heat rates and operational characteristics of Network Resources, generation schedules for units outside the Transmission Provider's Transmission System, interchange schedules, unit outputs for redispatch required under Section 33, voltage schedules, loss factors and other real time data), (iii) use software programs required for data links and constraint dispatching,
                  (iv) exchange data on forecasted loads and resources necessary for long-term planning, and (v) address any other technical and operational considerations required for implementation of Part Ill of the Tariff, including scheduling protocols. The Network Operating Agreement will recognize that the Network Customer shall either (i) operate as a Control Area under applicable guidelines of the North American Electric Reliability Council (NERC) and the Southwest Power Pool (SPP), (ii) satisfy its Control Area requirements, including all necessary Ancillary Services, by contracting with the Transmission Provider, or (iii) satisfy its Control Area requirements, including all necessary Ancillary Services, by contracting with another entity, consistent with Good Utility Practice, which satisfies NERC and the SPP requirements. The Transmission Provider shall not unreasonably refuse to accept contractual arrangements with another entity for Ancillary Services. The Network Operating Agreement is

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                  included in Attachment H.

         35.3 Network Operating Committee: A Network Operating Committee (Committee) shall be established to coordinate operating criteria for the Parties' respective responsibilities under the Network Operating Agreement. Each Network Customer shall be entitled to have at least one representative on the Committee. The Committee shall meet from time to time as need requires, but no less than once each calendar year.

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                                   SCHEDULE 1



                 Scheduling, System Control and Dispatch Service



         This service is required to schedule the movement of power through, out of, within, or into a Control Area. This service can be provided only by the operator of the Control Area in which the transmission facilities used for transmission service are located. Scheduling, System Control and Dispatch Service is to be provided directly by the Transmission Provider (if the Transmission Provider is the Control Area operator) or indirectly by the Transmission Provider making arrangements with the Control Area operator that performs this service for the Transmission Provider's Transmission System. The Transmission Customer must purchase this service from the Transmission Provider or the Control Area operator. There is no separate charge for Scheduling, System Control and Dispatch Service. The Control Area Operator provides this service for the Transmission Provider and does not charge separately for this service.

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                                   SCHEDULE 2


                    Reactive Supply and Voltage Control from
                           Generation Sources Service



         In order to maintain transmission voltages on the Transmission Provider's transmission facilities within acceptable limits, generation facilities (in the Control Area where the Transmission Provider's transmission facilities are located) are operated to produce (or absorb) reactive power. Thus, Reactive Supply and Voltage Control from Generation Sources Service must be provided for each transaction on the Transmission Provider's transmission facilities. The amount of Reactive Supply and Voltage Control from Generation Sources Service that must be supplied with respect to the Transmission Customer's transaction will be determined based on the reactive power support necessary to maintain transmission voltages within limits that are generally accepted in the region and consistently adhered to by the Transmission Provider.

         Reactive Supply and Voltage Control from Generation Sources Service is to be provided directly by the Transmission Provider (if the Transmission Provider is the Control Area operator) or indirectly by the Transmission Provider making arrangements with the Control Area operator that performs this service for the Transmission Provider's Transmission System. The Transmission Customer must purchase this service from the Transmission Provider or the Control Area operator. There is no

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separate charge for this service. The Control Area Operator provides this service for the Transmission Provider and does not charge separately for this service.


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                                   SCHEDULE 3



                  Regulation and Frequency Response Service


Regulation and Frequency Response Service is necessary to provide for the continuous balancing of resources (generation and interchange) with load and for maintaining scheduled Interconnection frequency at sixty cycles per second (60 Hz). Regulation and Frequency Response Service is accomplished by committing on-line generation whose output is raised or lowered (predominantly through the use of automatic generating control equipment) as necessary to follow the moment-by-moment changes in load. The obligation to maintain this balance between resources and load lies with the Transmission Provider (or the Control Area operator that performs this function for the Transmission Provider). The Transmission Provider must offer this service when the transmission service is used to serve load within its Control Area. The Transmission Customer must either purchase this service from the Transmission Provider or make alternative comparable arrangements to satisfy its Regulation and Frequency Response Service obligation. The amount of and charges for Regulation and Frequency Response Service shall be that agreed upon by the Parties at the time this service is reserved and in no event shall exceed those set forth below. To the extent the Control Area operator performs this service for the Transmission


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Provider, charges to the Transmission Customer are to reflect only a passthrough of the costs charged to the Transmission Provider by that Control Area operator.

1) Yearly delivery: one-twelfth of the demand charge of $ 1.261 /MW of Reserved Capacity per year.

2)       Monthly delivery: $ 105 /MW of Reserved Capacity per month.

3)       Weekly delivery: $ 24 /MW of Reserved Capacity per week.

4)       Daily delivery: $ 4 /MW of Reserved Capacity per day.

The total demand charge in any week, pursuant to a reservation for Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any day during such week.

5) Hourly delivery: $ 0.25 /MW. The total demand charge in any day, pursuant to a reservation for Hourly delivery, shall not exceed the rate specified in section (4) above times the highest amount in kilowatts of Reserved Capacity in any hour during such day. In addition, the total demand charge in any week, pursuant to a reservation for Hourly or Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any hour during such week.

6) Discounts: If the Transmission Provider offers an affiliate a rate discount or attributes a discounted regulation and frequency rate to its own transactions,

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the Transmission Provider must offer at the same time the same discounted rate to all Eligible Customers on the same path and on all unconstrained transmission paths. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner.

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                                   SCHEDULE 4



                            Energy Imbalance Service



         Energy Imbalance Service is provided when a difference occurs between the scheduled and the actual delivery of energy to a load located within a Control Area over a single hour. The Transmission Provider must offer this service when the transmission service is used to serve load within its Control Area. The Transmission Customer must either purchase this service from the Transmission Provider or make alternative comparable arrangements to satisfy its Energy Imbalance Service obligation. To the extent the Control Area operator performs this service for the Transmission Provider, charges to the Transmission Customer are to reflect only a pass-through of the costs charged to the Transmission Provider by that Control Area operator.

         For a mismatch within a band of zero to plus one and one-half percent (+1.5%) and zero to minus one and one-half percent (-1.5%) of scheduled deliveries (with a minimum of 1 MW) there is no charge for Energy Imbalance Service; however, the Customer shall be required to return the mismatch in-kind on a scheduled basis during comparable loading conditions and by the end of the billing period. If an energy imbalance is not corrected by the end of the billing period, the Transmission Customer will be subject to charges specified by the Transmission Provider.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.100

Energy imbalances outside a band of zero to plus one and one-half percent (+1.5%) and zero to minus one and one-half percent (-1.5%) of scheduled deliveries (with a minimum of 1 MW) will be subject to charges to be specified by the Transmission Provider.

The charges for Energy Imbalance Service are set forth below.

         (1) 100 mills per kWh for energy deliveries from NewCorp to Customer; or

         (2) 100 mills per kWh for energy deliveries from Customer to NewCorp.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.101


                                   SCHEDULE 5



                  Operating Reserve - Spinning Reserve Service



         Spinning Reserve Service is needed to serve load immediately in the event of a system contingency. Spinning Reserve Service may be provided by generating units that are on-line and loaded at less than maximum output. The Transmission Provider must offer this service when the transmission service is used to serve load within its Control Area. The Transmission Customer must either purchase this service from the Transmission Provider or make alternative comparable arrangements to satisfy its Spinning Reserve Service obligation. The amount of and charges for Spinning Reserve Service shall be that agreed upon by the Parties at the time this service is reserved and in no event shall exceed those set forth below. To the extent the Control Area operator performs this service for the Transmission Provider, charges to the Transmission Customer are to reflect only a pass-through of the costs charged to the Transmission Provider by that Control Area operator.



Consistent with the charges assessed by the Control Area Operator, the charges for Spinning Reserve Service are included in the charges for Regulation and Frequency Response Service in Schedule 3.

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.102


                                   SCHEDULE 6



                Operating Reserve - Supplemental Reserve Service



         Supplemental Reserve Service is needed to serve load in the event of a system contingency; however, it is not available immediately to serve load but rather within a short period of time. Supplemental Reserve Service may be provided by generating units that are on-line but unloaded, by quick-start generation or by interruptible load. The Transmission Provider must offer this service when the transmission service is used to serve load within its Control Area. The Transmission Customer must either purchase this service from the Transmission Provider or make alternative comparable arrangements to satisfy its Supplemental Reserve Service obligation. The amount of and charges for Supplemental Reserve Service shall be that agreed upon by the Parties at the time this service is reserved and in no event shall exceed those set forth below. To the extent the Control Area operator performs this service for the Transmission Provider, charges to the Transmission Customer are to reflect only a passthrough of the costs charged to the Transmission Provider by that Control Area operator.



         1)       Yearly delivery: one-twelfth of the demand charge of

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.103

                  $1,241 /MW of Reserved Capacity per year.

         2)       Monthly delivery: $ 103 /MW of Reserved Capacity per month.

         3)       Weekly delivery: $ 24 /MW of Reserved Capacity per week.

         4)       Daily delivery: $ 4 /MW of Reserved Capacity per day.

The total demand charge in any week, pursuant to a reservation for Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any day during such week.

5) Hourly delivery: $ 0.25 /MW. The total demand charge in any day, pursuant to a reservation for Hourly delivery, shall not exceed the rate specified in section (4) above times the highest amount in kilowatts of Reserved Capacity in any hour during such day. In addition, the total demand charge in any week, pursuant to a reservation for Hourly or Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any hour during such week.

6) Discounts: If the Transmission Provider offers an affiliate a rate discount or attributes a discounted Supplemental Reserve Service rate to its own transactions, the Transmission Provider must offer at the same time the same discounted rate to all Eligible Customers on the same path and on all unconstrained transmission paths. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner.

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.104


                                   SCHEDULE 7



                Long-Term Firm and Short-Term Firm Point-To-Point

                              Transmission Service



         The Transmission Customer shall compensate the Transmission Provider each month for Firm Point-to-Point Transmission Service up to the sum of the applicable charges set forth below. Service in the opposite direction of the original schedule shall be considered a new and separate service under this Tariff requiring payment of a separate charge.



1.       BASE CHARGE

         The Transmission Customer shall compensate the Transmission Provider each month up to the higher of:

         (a)      Reserved Capacity Charges

                  The amount of and charges for Reserved Capacity shall be that agreed upon by the Parties at the time this service is reserved and in no event shall exceed those set forth below.

                  1) Yearly delivery: one-twelfth of the demand charge of $ 17,064 /MW of Reserved Capacity per year.

                  2) Monthly delivery: $ 1,422 /MW of Reserved Capacity per month.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.105


                  3) Weekly delivery: $ 328 /MW of Reserved Capacity per week.

                  4) Daily delivery: $ 55 /MW of Reserved Capacity per day.

                  The total demand charge in any week, pursuant to a reservation for Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any day during such week.

                  5) Hourly delivery: $ 3.42/MWH. The total demand charge in any day, pursuant to a reservation for Hourly delivery, shall not exceed the rate specified in section (4) above times the highest amount in kilowatts of Reserved Capacity in any hour during such day. In addition, the total demand charge in any week, pursuant to a reservation for Hourly or Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any hour during such week.

                  6) Discounts: If the Transmission Provider offers an affiliate a rate discount or attributes a discounted transmission rate to its own transactions, the Transmission Provider must offer at the same time the same discounted Firm Point-To-Point Transmission Service rate to all Eligible Customers on the same path and on all unconstrained transmission paths. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner.


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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.106


         (b)      Network Upgrades

                  Transmission Customer shall compensate the Transmission Provider an amount based on the incremental cost of any Network Upgrades that would not have been needed but for the Service requested by the Transmission Customer. Such incremental cost charge shall be based upon the Transmission Customer's appropriate share of the cost of such Network Upgrades up to one hundred percent of such cost. If the requested Firm Point-To-Point Service requires use of Network Upgrades previously determined to have been necessary to provide Transmission Service for another Transmission Customer and if the costs of such Network Upgrades already are reflected in the rate for Transmission Service paid by such other Customer and are not reflected in the base rate for Firm Transmission Service, the subsequent Transmission Customer receiving Transmission Service shall pay a contribution to cover a portion of the cost of such Network Upgrades. The amount of the contribution shall be based on the subsequent Transmission Customer's pro-rate use of the Network Upgrades, as determined by FERC, and on the period of time over which the use occurs. The rate of the Transmission Customer(s) for whom the Network Upgrades originally were made shall be reduced by an amount equivalent to the contribution(s) made by other Transmission Customers pursuant to

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.107

                  this section.

         (c)      Opportunity Costs

                  The calculation of opportunity costs will follow applicable Commission policies and precedent. There are three primary ways in which opportunity costs will arise: (1) redispatch;
                  (2) lost sales opportunity; and (3) lost purchase opportunities.


                  (1)        Redispatch Costs

                             Opportunity costs associated with redispatching the system to provide service under this Tariff shall be calculated using production costing analysis to determine whether the transmission has caused the Transmission Provider to redispatch generating resources. The Opportunity Costs shall be the difference in the out-of-pocket costs the Company would have incurred under economic dispatch and the out-of-pocket costs incurred after implementing redispatch procedures.


                  (2)        Lost Sales Opportunity Costs

                             The Opportunity Cost resulting from a lost sales opportunity shall be determined by multiplying the lost sales by the difference between the overall rate the Transmission Provider was charging for the lost sales and the marginal running cost associated with such lost sales, as follows:

                                            OC = LS x (SP - MS)

                             Where:         OC:     Opportunity Cost

                                            LS:     Lost sales in kWh

                                            SP:     Average  rate per kWh
                                                    (including  demand and
                                                    energy  charges) that the
                                                    Transmission  Provider would
                                                    have otherwise  charged for
                                                    lost sales.

                                            MS:      Marginal running cost per
                                                     kWh associated with the
                                                     lost sales; for this
                                                     purpose "marginal running
                                                     cost" is defined as the
                                                     out-of-pocket cost
                                                     associated with generating
                                                     the power for the lost
                                                     sale, such cost to include
                                                     the cost of fuel and
                                                     variable operation and
                                                     maintenance expenses of
                                                     generating the next
                                                     increment of power.

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.108


                  (3)        Lost Purchase Opportunity costs

                             The Opportunity Cost resulting from a lost purchase opportunity shall be determined by multiplying the lost purchases by the difference between the Transmission Provider's marginal cost and the price of such lost purchases, as follows:



                             OC = LP x (MP - PP)


                             Where:         OC:      Opportunity Cost

                                            LP:      Lost sales in kWh

                                            PP:      Average  rate per kWh
                                                     (including  demand and
                                                     energy  charges) that the
                                                     Transmission  Provider
                                                     would have otherwise
                                                     charged for lost sales.

                                            MP:      Marginal running cost per
                                                     kWh associated with the
                                                     lost sales: for this
                                                     purpose "marginal running
                                                     cost" is defined as the
                                                     out-of-pocket cost
                                                     associated with generating
                                                     the power for the lost
                                                     sale, such cost to include
                                                     the cost of fuel and
                                                     variable operation and
                                                     maintenance expenses of
                                                     generating the next
                                                     increment of power.



                  (4)        Verification

         The Opportunity Costs so calculated, and the data underlying the calculation of such costs, will be made available to the Customer for verification within 30 days of the incurrence of such costs. If access to any proprietary computer programs or data is required for the Customer to verify the stated Opportunity Costs, the Transmission Provider will provide access to such programs or data upon receipt of any necessary consents from the provider of the software and the Customer's signing of an appropriate confidentiality agreement. The Customer will have 90 days from receipt of the statement of Opportunity Costs and underlying cost data to challenge or seek adjustment to the Company's statement of Opportunity Costs.

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.109


II       DIRECT ASSIGNMENT FACILITIES

         Any Direct Assignment Facilities charges will be set out in the Service Agreement between Customer and Transmission Provider which shall be filed with the FERC.



III.     LOCAL DISTRIBUTION COSTS

         Any Local Distribution charges will be set out in the Service Agreement between Customer and Transmission Provider which shall be filed with the FERC.

(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.110


                                   SCHEDULE 8



                  Non-Firm Point-To-Point Transmission Service



         The Transmission Customer shall compensate the Transmission Provider each month for Non-Firm Point-To-Point Transmission Service up to the sum of the applicable charges set forth below. Service in the opposite direction of the original schedule shall be considered a new and separate service under this Tariff requiring payment of a separate charge. Peak months shall be June through August of each calendar year.



I. PEAK NON-FIRM SERVICE

         1) Yearly delivery: one-twelfth of the demand charge of $ 17,064 /MW of Reserved Capacity per year.

         2) Monthly delivery: $ 1,422 /MW of Reserved Capacity per month.

         3) Weekly delivery: $ 328 /MW of Reserved Capacity per week.

         4) Daily delivery: $ 55 /MW of Reserved Capacity per day.

                  The total demand charge in any week, pursuant to a reservation for Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any day during such week.

         5) Hourly delivery: $ 3.42/MWH. The total demand charge in any day,

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.111


         pursuant to a reservation for Hourly delivery, shall not exceed the rate specified in section (4) above times the highest amount in kilowatts of Reserved Capacity in any hour during such day. In addition, the total demand charge in any week, pursuant to a reservation for Hourly or Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any hour during such week.

         6) Discounts: If the Transmission Provider offers an affiliate a rate discount or attributes a discounted transmission rate to its own transactions, the Transmission Provider must offer at the same time the same discounted Non-Firm Point-To-Point Transmission Service rate to all Eligible Customers on the same path and on all unconstrained transmission paths. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner.



II. OFF-PEAK NON-FIRM SERVICE

         1) Yearly delivery: one-twelfth of the demand charge of $ 15,236 /MW of Reserved Capacity per year.

         2) Monthly delivery: $ 1,270/MW of Reserved Capacity per month.

         3) Weekly delivery: $ 293/MW of Reserved Capacity per week.

         4) Daily delivery: $ 49 /MW of Reserved Capacity per day.

         The total demand charge in any week, pursuant to a reservation for Daily delivery, shall not exceed the rate specified in section (3) above times the

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(NewCorp Resources Electric Cooperative, Inc.)   Open Access Transmission Tariff
                                                                    Sheet No.112


         highest amount in kilowatts of Reserved Capacity in any day during such week.

         5) Hourly delivery: $ 3.05/MW. The total demand charge in any day, pursuant to a reservation for Hourly delivery, shall not exceed the rate specified in section (4) above times the highest amount in kilowatts of Reserved Capacity in any hour during such day. In addition, the total demand charge in any week, pursuant to a reservation for Hourly or Daily delivery, shall not exceed the rate specified in section (3) above times the highest amount in kilowatts of Reserved Capacity in any hour during such week.

         6) Discounts: If the Transmission Provider offers an affiliate a rate discount or attributes a discounted transmission rate to its own transactions, the Transmission Provider must offer at the same time the same discounted Non-Firm Point-To-Point Transmission Service rate to all Eligible Customers on the same path and on all unconstrained transmission paths. In addition, discounts to non-affiliates must be offered in a not unduly discriminatory manner.